UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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    Filed by a Party other than the Registrant ☐

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     ☒   Definitive Proxy Statement

     ☐   Definitive Additional Materials

     ☐   Soliciting Material Pursuant to §240.14a-12

SUBURBAN PROPANE PARTNERS, L.P.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Suburban Propane

240 Route 10 West

Whippany, NJ

07981-0206

www.suburbanpropane.com

Michael A. Stivala

President and Chief Executive Officer

March 23, 2021

Dear Fellow Suburban Propane Unitholder:

You are cordially invited to attend the Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. to be held on Tuesday, May 18, 2021, beginning at 10:00 a.m. E.T.  As a result of the public health impact of the COVID-19 pandemic and to prioritize the health and safety of our employees, Unitholders and community, this Tri-Annual Meeting will be a virtual meeting of Unitholders, which will be conducted solely via live webcast on the Internet.  There is no physical location for the Tri-Annual Meeting so Unitholders will not be able to attend the meeting in person.  You will be able to attend and participate in the Tri-Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/279296376 at the meeting date and time described in the accompanying proxy statement. The password for all Unitholders to attend the meeting is SPH2021.

Whether or not you plan to attend the meeting virtually, it is important that your units be represented at the meeting. You may vote on the matters that come before the meeting by completing the enclosed proxy card and returning it in the envelope provided.  Alternatively, you may also vote over the Internet or by telephone before the Tri-Annual Meeting.

Attendance at the Tri-Annual Meeting will be open to holders of record of common units as of the close of business on March 22, 2021. I look forward to greeting those of you who will be able to attend virtually during our online meeting.

Sincerely yours,

Michael A. Stivala

President and Chief Executive Officer

SUBURBAN PROPANE PARTNERS, L.P. NOTICE OF TRI-ANNUAL MEETING

TO BE HELD ON

May 18, 2021

The Tri-Annual Meeting of the Limited Partners of Suburban Propane Partners, L.P. (“Suburban”) will be held virtually at 10:00 a.m. E.T. on Tuesday, May 18, 2021, and can be accessed by visiting www.meetingcenter.io/279296376, for the following purposes:

1.	To elect seven Supervisors to three-year terms;

2.	To ratify our independent registered public accounting firm for our 2021 fiscal year;

3.	To approve Suburban’s Amended and Restated 2018 Restricted Unit Plan;

4.	To provide our Limited Partners with the opportunity to cast an advisory vote on the compensation of our named executive officers; and

5.	To consider any other matters that may properly come before the meeting.

Only holders of record of common units as of the close of business on March 22, 2021 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Supervisors,

Bryon L. Koepke

Vice President, General Counsel & Secretary

March 23, 2021

IMPORTANT

Your vote is important. Whether or not you expect to attend the meeting virtually, we urge you to complete and return the enclosed proxy card at your earliest convenience in the postage-paid envelope provided, or vote using the Internet or by telephone prior to the virtual-only meeting.

TABLE OF CONTENTS

SUBURBAN PROPANE PARTNERS, L.P.

240 Route 10 West

Whippany, New Jersey 07981-0206

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE TRI-ANNUAL MEETING

This Proxy Statement (which, together with a form of proxy, is being mailed or otherwise made available to Unitholders on or about March 23, 2021) is being furnished to holders of Common Units of Suburban Propane Partners, L.P., which we refer to as “Suburban,” “we,” or “our,” in connection with the solicitation of proxies by the Board of Supervisors of Suburban, which we refer to as the “Board,” for use at Suburban’s Tri-Annual Meeting of Limited Partners and any continuations, postponements or adjournments thereof, which we refer to as the “Meeting.”

Q:        When and where is the Meeting?

A: The Meeting will be held virtually at 10:00 a.m. E.T. on Tuesday, May 18, 2021, and can be accessed by visiting www.meetingcenter.io/279296376.

Q:        What is the purpose of the Meeting?

A: At the Meeting, holders of Common Units, whom we refer to as “Unitholders,” will be asked to consider and vote on the following four proposals:

•	PROPOSAL NO. 1 – To elect seven Supervisors to three-year terms, which we refer to as the “Election Proposal.”

•	PROPOSAL NO. 2 – To ratify our independent registered public accounting firm for our 2021 fiscal year, which we refer to as the “Accountant Ratification Proposal.”
•	PROPOSAL NO. 3 – To approve Suburban’s Amended and Restated 2018 Restricted Unit Plan, which we refer to as the “Restricted Unit Plan Proposal.”
•	PROPOSAL NO. 4 – To provide our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, which we refer to as the “Say-on-Pay Proposal.”

Q:        How does the Board recommend I vote on the proposals?

A: The Board unanimously recommends a vote FOR each of its nominees for Supervisor, approval of the Accountant Ratification Proposal, approval of the Restricted Unit Plan Proposal and approval of the Say-on-Pay Proposal.

Q:        How will voting on any other business be conducted?

A: The Board of Supervisors does not know of any business to be considered at the Meeting other than the proposals described in this Proxy Statement. However, if any other business is properly presented, your signed proxy card gives authority to the persons named in the proxy to vote on these matters at their discretion.

Q:        Who is entitled to vote?

A: Each holder of Common Units as of the close of business on March 22, 2021, which we refer to as the “Record Date,” is entitled to vote at the Meeting.

Q:        How many Common Units may be voted?

A: As of the Record Date, 62,529,235 Common Units were outstanding. Each Common Unit entitles its holder to one vote.

Q:        What is a “quorum”?

A: There must be a quorum for the Meeting to be held. A quorum will be present if a majority of the outstanding Common Units as of the Record Date is represented in person, or by proxy, at the Meeting. If you submit a properly executed proxy card, even if you mark WITHHOLD or ABSTAIN, then you will be considered part of the quorum.

Q:        What vote is required to approve the proposals?

A:

•

PROPOSAL NO. 1 – Under the Third Amended and Restated Agreement of Limited Partnership (as amended) of Suburban, which we refer to as the “MLP Agreement,” the affirmative vote of holders of a plurality of the Common Units represented in person, or by proxy, at the Meeting is required to elect each Supervisor.

•

PROPOSAL NO. 2 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Accountant Ratification Proposal.

•

PROPOSAL NO. 3 – Under the rules of the New York Stock Exchange, which we refer to as the “NYSE,” the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve the Restricted Unit Plan Proposal.

•

PROPOSAL NO. 4 – Under the MLP Agreement, the affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required to approve the Say-on-Pay Proposal.

Q:       How are withholds, abstentions and broker non-votes counted for the proposals?

A: For the Election Proposal, Supervisors are elected by a plurality of FOR votes.  Accordingly, a proxy card marked as WITHHOLD and a broker non-vote will not count towards the plurality required to elect a Supervisor.  For the Restricted Unit Plan Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted in the tally of votes FOR or AGAINST such proposal and does not affect the voting results for such proposal.  For each of the Accountant Ratification Proposal and Say-on-Pay Proposal, a proxy card marked ABSTAIN has the same effect as a vote AGAINST such proposal, but a broker non-vote is not counted as entitled to vote at the Meeting and does not affect the voting results for such proposal.

Q:        How do I vote?

A: You may vote by any one of three different methods:

•	In Writing. You can vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed envelope.

•	By Telephone and Internet. You can vote your proxies by touchtone telephone from the USA, US territories or Canada, or through the Internet. Please follow the instructions on the enclosed proxy card.

•

At the Virtual Meeting.  In order to vote via the virtual meeting website, any registered holder of our Common Units may attend the virtual Tri-Annual Meeting by visiting www.meetingcenter.io/279296376, where Unitholders may vote and submit questions during the meeting. Please have your 15-digit control number provided on your proxy card and the password SPH2021 to join the Tri-Annual Meeting.

Common Units represented by properly executed proxies that are not revoked will be voted in accordance with the instructions shown on the proxy card. If you return your signed proxy card but do not give instructions as to how you wish to vote, your Common Units will be voted FOR each Supervisor nominee and each of the Accountant Ratification Proposal, the Restricted Unit Plan Proposal and the Say-on-Pay Proposal.

Our Board of Supervisors urges Unitholders to complete, date, sign and return the accompanying proxy card, or to submit a proxy by telephone or over the Internet by following the instructions included with your proxy card, or, in the event you hold your Common Units through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. Your broker or nominee may provide proxy submission through the Internet or by telephone. Please contact your broker or nominee to determine how to vote.

Q:        What do I do if I want to change my vote?

A: You have the right to revoke your proxy at any time before the Meeting by:

•	Notifying our Company Secretary;

•	Voting online; or

•	Returning a later-dated proxy card.

Virtual attendance at the Meeting will not, in and of itself, revoke your proxy.

Q:        What does it mean if I receive more than one proxy card?

A: If your Common Units are registered differently and/or are in more than one account, you will receive more than one proxy card. Please mark, sign, date and return all of the proxy cards you receive to ensure that all of your Common Units are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000 (regular mail); Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 (overnight delivery); www.computershare.com/investor or telephone 781-575-2724. The hearing impaired may contact Computershare at TDD 800-952-9245.

Q:        What do I do if my Common Units are held in “street name”?

A: If your Common Units are held in the name of your broker, a bank or other nominee, that party will give you instructions about how to vote your Common Units.

Q:        Who will count the votes?

A: Representatives of Computershare Trust Company, N.A., our transfer agent and an independent tabulator, will count the votes and act as the inspector of election.

Q:        Who is bearing the cost of this proxy solicitation?

A: The Board of Supervisors is soliciting your proxy on behalf of Suburban.  We are bearing the cost of soliciting proxies for the Meeting. Georgeson LLC has been retained to assist in the distribution of proxy materials, and the solicitation of votes, and will be paid a customary fee for its services totaling approximately $14,000, plus reasonable out-of-pocket expenses. In addition to using the mail, our Supervisors, officers and employees may solicit proxies by telephone, personal interview or otherwise. They will not receive additional compensation for this activity, but may be reimbursed for their reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Unitholders.

Q:        How can I attend the Virtual Tri-Annual Meeting?

A: The virtual Tri-Annual Meeting will begin promptly at 10:00 a.m., E.T. and be a virtual meeting of Unitholders, which will be conducted solely via live webcast on the Internet and accessible on any Internet-connected device.  You are entitled to participate in the Tri-Annual Meeting only if you were a Unitholder of Suburban as of the close of business on the Record Date, or if you hold a valid proxy for the Tri-Annual Meeting.  There is no physical location for the Tri-Annual Meeting so Unitholders will not be able to attend the meeting in person. You may virtually attend the Tri-Annual Meeting by visiting www.meetingcenter.io/279296376, where Unitholders may vote and submit questions during the meeting. Please have your 15-digit control number, which is provided on your proxy card, to join the Tri-Annual Meeting.  The password for all Unitholders to attend the meeting is SPH2021.

To participate in the Tri-Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. We encourage you to access the meeting prior to the start time in order to provide ample time to check-in.  Please follow the registration instructions as outlined in this proxy statement.  If you hold your Common Units through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

Only Unitholders as of the close of business on the Record Date will be permitted to ask questions during the Meeting. If you wish to submit a question, on the day of the Meeting, you may log into the virtual meeting platform and type your question for consideration into the field provided in the web portal. To allow us to answer questions from as many Unitholders as possible, we may limit each Unitholder to two questions. Questions from multiple Unitholders on the same topic, or that are otherwise related, may be grouped, summarized and answered together. As appropriate, we may answer some questions in writing and post the answers to our website. Unitholders who have signed into the meeting portal using their 15-digit control number will have the opportunity to submit text questions by clicking on the messages icon near the top of the screen and typing their questions into the “Ask a question” box near the bottom of the screen.

In the event of a technical issue or other problem that disrupts the Meeting, Suburban may adjourn, recess, or expedite the Meeting, or take such other action that Suburban deems appropriate considering the circumstances. If you encounter any technical difficulties accessing the virtual meeting during the Meeting, a toll-free number will be available to assist.

Q:        How do I register to attend the Tri-Annual Meeting virtually on the Internet?

A: If you are a registered Unitholder (i.e., you hold your Common Units through our transfer agent, Computershare), you do not need to register to attend the Tri-Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received to learn how to access the meeting.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Tri-Annual Meeting virtually on the Internet.

To register to attend the Tri-Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Suburban holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., E.T., on May 12, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:

Computershare

Suburban Propane Partners, L.P. Legal Proxy

P.O. Box 505008

Louisville, KY  40233-9814

Q:        Why are you holding a virtual meeting instead of a physical meeting?

A: As a result of the public health impact of the COVID-19 pandemic and to prioritize the health and safety of our employees, Unitholders and community, this Tri-Annual Meeting will be a completely virtual meeting of Unitholders, which will be conducted solely via live webcast on the Internet.  We are excited to embrace the latest technology to host this Tri-Annual Meeting to enable more of our Unitholders to attend and participate in the meeting since our Unitholders can participate from any location around the world with Internet access.

Q:        Will the independent registered public accountants attend the Meeting?

A: Representatives of PricewaterhouseCoopers LLP, our independent registered public accounting firm, are expected to attend the Meeting virtually, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Q:        Does Suburban’s proxy confer discretionary authority to vote on Unitholder proposals at the Meeting?

A: With respect to any Unitholder proposal submitted outside of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and for which we did not receive notice by a reasonable time before the date of this proxy statement, Suburban’s proxy confers discretionary authority on the persons being appointed as proxies to vote on such proposal.

Q:        When are the Unitholder proposals for the next meeting of Unitholders due?

A: We presently expect that our next Tri-Annual Meeting will be held in May 2024. If a Unitholder intends to present any proposals for inclusion in Suburban’s proxy statement in accordance with Rule 14a-8 for consideration at Suburban’s 2024 Tri-Annual Meeting, the proposal must be received at Suburban’s principal executive offices by November 23, 2023. Proposals by Unitholders intended to be brought in front of Unitholders at the 2024 Tri-Annual Meeting outside of the Rule 14a-8 process must be received at Suburban’s principal executive offices by February 7, 2024 in accordance with Rule 14a-4.

In accordance with the MLP Agreement, if a Unitholder intends, at the 2024 Tri-Annual Meeting, to nominate a person for election to the Board of Supervisors, the Unitholder must deliver notice thereof to the Board of Supervisors not earlier than the close of business on the 120th day before, and not later than the close of business on the 90th day before, the date of the 2024 Tri-Annual Meeting. A different notice deadline will apply for the nomination of persons for election to the Board of Supervisors if the date of the 2024 Tri-Annual Meeting is not publicly announced by Suburban more than 100 days prior to the date of such meeting. Such deadline, and the procedures that a Unitholder must follow to nominate a person for election to the Board of Supervisors, are further described below under the heading “Supervisor Nominations and Criteria for Board Meetings – Unitholder Nominations.”

Q:        Where and when will I be able to find the voting results?

A: In addition to announcing the preliminary voting results at the Meeting, we will post the results on our web site at www.suburbanpropane.com within two days after the Meeting. You will also be able to find the results in our Current Report on Form 8-K that we will file with the Securities and Exchange Commission within four business days following conclusion of the Meeting.

Q:        How can I obtain an additional copy of Suburban’s 2020 Annual Report on Form 10-K?

A: We will provide an additional copy of our 2020 Annual Report on Form 10-K, including the financial statements and financial statement schedule filed therewith, without charge, upon written request to Investor Relations, Suburban Propane Partners, L.P., 240 Route 10 West, P.O. Box 206, Whippany, New Jersey 07981-0206. We will furnish a requesting Unitholder with any exhibit not contained therein upon payment of a reasonable fee, which fee shall be limited to our reasonable expenses in furnishing such exhibit.

Q:        Who can I contact for further information?

A: If you need assistance in voting your Common Units, please call the firm assisting us in the solicitation of proxies for the Meeting:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

In the US, call Toll Free: 888-680-1525

Outside of the US, call: 781-575-2137

Q:        What can I do if I and another Unitholder with whom I live want to receive two copies of this proxy statement?

A: In order to reduce our printing and postage costs, Unitholders who share a single address will receive only one copy of this proxy statement at that address unless we have received instructions to the contrary from any Unitholder at that address. However, if a Unitholder residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a Unitholder receiving multiple copies of our proxy statement, you can request to receive only one copy by contacting us in the same manner. If you own your Common Units through a bank, broker or other Unitholder of record, you may request additional or fewer copies of this proxy statement by contacting the Unitholder of record.

Q:        Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A: Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to furnish this proxy statement and other proxy materials to certain Unitholders on the Internet rather than by mailing paper copies.  If you received an Important Notice Regarding the Availability of Proxy Materials, which we refer to as a “Notice,” in the mail, you will not receive a paper copy of these materials unless you expressly request to receive a paper copy.  All Unitholders have the ability to access this proxy statement and other proxy materials on the Internet.  Instructions on how to do so, or on how to request a paper copy, may be found in the Notice.  In addition, Unitholders may request to receive these materials in printed form by mail on an ongoing basis.  The Notice will also instruct you on how you may vote your Common Units, including how you may vote over the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY

OF PROXY MATERIALS FOR THE MEETING

This Proxy Statement and the accompanying Annual Report to Unitholders are available at www.envisionreports.com/sph (for registered Unitholders) or http://www.edocumentview.com/sph (for Unitholders whose Common Units are held in “street name”).

If you plan to attend the Meeting virtually, you may access the Meeting by visiting www.meetingcenter.io/279296376, where Unitholders may vote and submit questions during the meeting. Please have your 15-digit control number provided on your proxy card to join the Tri-Annual Meeting. The password for all Unitholders to attend the meeting is SPH2021.

ELECTION OF SUPERVISORS

(Proposal No. 1 on the Proxy Card)

Pursuant to the MLP Agreement, Unitholders are entitled to elect all members of the Board of Supervisors, which we refer to as “Supervisors,” who are nominated at the Meeting.  John Hoyt Stookey, a Supervisor last elected at our 2018 Tri-Annual Meeting and a member of the Board since 1996, sadly passed away in January 2021.  Acting on the recommendation of its Nominating/Governance Committee, and pursuant to authority granted to the Board by the MLP Agreement, at its meeting on February 15, 2021, our Board decided to nominate the seven current Supervisors for re-election at the Meeting and eliminate the Board seat formerly held by Mr. Stookey by reducing the Board size to seven members.

The seven nominees for Supervisors, all of whom are currently serving as Supervisors, are described below (as of March 22, 2021). If elected, all nominees are expected to serve until the 2024 Tri-Annual Meeting and until their successors are duly elected. Although the Board does not anticipate that any of the persons named below will be unable to stand for election, if for any reason a nominee becomes unavailable for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board may propose. In accordance with our Corporate Governance Guidelines & Principles (described more fully below) and the rules of the New York Stock Exchange, we have affirmatively determined that our Board of Supervisors is currently composed of a majority of independent directors, and that the following nominees are independent: Matthew J. Chanin, Harold R. Logan, Jr., Jane Swift, Lawrence C. Caldwell, Terence J. Connors, and William M. Landuyt.

NOMINEES FOR ELECTION AS SUPERVISORS

Matthew J. ChaninAge 66

Mr. Chanin has served as a Supervisor since November 2012 and was elected as Chairman of the Board of Supervisors effective January 1, 2021. Mr. Chanin was Senior Managing Director of Prudential Investment Management, a subsidiary of Prudential Financial, Inc., from 1996 until his retirement in January 2012, after which he continued to provide consulting services to Prudential until December 2016.  He headed Prudential’s private fixed income business, chaired an internal committee responsible for strategic investing and was a principal in Prudential Capital Partners, the firm’s mezzanine investment business.  He currently provides consulting services to two clients, and, until October 2017, served as a Director of two private companies that were in the fund portfolios of Prudential Capital Partners.

Mr. Chanin’s qualifications to sit on our Board, and serve as Chairman of the Board and as Chair of its Nominating/Governance Committee, include 35 years of investment experience with a focus on highly structured private placements in companies in a broad range of industries, with a particular focus on energy companies.  He has previously served on the audit committee of a public company’s board and the compensation committee for a private company board.  Mr. Chanin has earned an MBA and is a Chartered Financial Analyst.

Harold R. Logan, Jr.Age 76

Mr. Logan has served as a Supervisor since March 1996 and served as Chairman of the Board of Supervisors from January 2007 until December 31, 2020.  Mr. Logan co-founded, and from 2006 to the present has been serving as a Director of Basic Materials and Services LLC, an investment company that, until it went inactive in May 2018, invested in companies that provide specialized infrastructure services and materials for the pipeline construction industry and the sand/silica industry.  From 2003 to September 2006, Mr. Logan was a Director and Chair of the Finance Committee of the Board of Directors of TransMontaigne Inc., which provided logistical services (i.e., pipeline, terminaling and marketing) to producers and end-users of refined petroleum products.  From 1995 to

2002, Mr. Logan was Executive Vice President/Finance, Treasurer and a Director of TransMontaigne Inc.  From 1987 to 1995, Mr. Logan served as Senior Vice President – Finance and a Director of Associated Natural Gas Corporation, an independent gatherer and marketer of natural gas, natural gas liquids and crude oil.  Mr. Logan is also a Director of Cimarex Energy Co. and Hart Energy Publishing LLP, and, through May 2019, was a Director of InfraREIT, Inc. and through May 2017, was a Director of Graphic Packaging Holding Company.

Over the past forty years, Mr. Logan’s education, investment banking/venture capital experience and business/financial management experience have provided him with a comprehensive understanding of business and finance.  Most of Mr. Logan’s business experience has been in the energy industry, both in investment banking and as a senior financial officer and director of publicly-owned energy companies.  Mr. Logan’s expertise and experience have been relevant to his responsibilities of providing oversight and advice to the managements of public companies, and is of particular benefit in his role as a Supervisor.  Since 1996, Mr. Logan has been a director of ten public companies and has served on audit, compensation and governance committees.

Jane SwiftAge 56

Ms. Swift has served as a Supervisor since April 2007.  In July 2019, Ms. Swift was appointed President and Executive Director of LearnLaunch Institute, a not-for-profit educational advocacy institution in Boston, Massachusetts. From January 2018 through February 2019, Ms. Swift served as Executive Chair of Ultimate Medical Academy, a not-for-profit healthcare educational institution with a national presence. From August 2011 through April 2017, Ms. Swift served as the CEO of Middlebury Interactive Languages, LLC, a marketer of world language products.  From 2010 through July 2011, she served as Senior Vice President – ConnectEDU Inc., a private education technology company.  In 2007, Ms. Swift founded WNP Consulting, LLC, a provider of expert advice and guidance to early stage education companies.  From 2003 to 2006, she was a General Partner at Arcadia Partners, a venture capital firm focused on the education industry. Prior to joining Arcadia, Ms. Swift served for fifteen years in Massachusetts state government, becoming Massachusetts’ first woman governor in 2001. Ms. Swift also serves as an advisor to national education organizations, including Whiteboard Advisors, a leading education research, consulting and communications firm in the United States and Edmentum, a leading national provider of online learning programs, located in Bloomington, Minnesota. Ms. Swift also serves on the Board of Directors of Climb Credit, in Brooklyn, New York, an alternative finance company that provides funding for post-secondary education opportunities.  She has previously served on the boards of both public and private companies in the education space, including K12, Inc., Animated Speech Company, Sally Ride Science Inc., Teachers of Tomorrow and eDynamics Learning.  Ms. Swift is also a Visiting Leader in Practice with the Women and Public Policy Program at the Harvard Kennedy School.  Ms. Swift also serves on several not-for-profit boards, including the School of Leadership Afghanistan; and Oxfam America’s Sisters on the Planet.

Ms. Swift’s qualifications to sit on our Board, and serve as Chair of its Compensation Committee, include her strong experience in public policy and government, and her extensive knowledge of regulatory matters arising from her fifteen years in state government.

Lawrence C. CaldwellAge 74

Mr. Caldwell has served as a Supervisor since November 2012.  Mr. Caldwell was a Co-Founder of New Canaan Investments, Inc. (“NCI”), a private equity investment firm, where he was one of three senior officers of the firm from 1988 to 2005. NCI was an active “fix and build” investor in packaging, chemicals, and automotive components companies. Mr. Caldwell held a number of board directorships and senior management positions in these companies until he retired in 2005. The largest of these companies was Kerr Group, Inc., a plastic closure and bottle company where Mr. Caldwell served as Director for eight years and Chief Financial Officer for six years. From 1985 to 1988, Mr. Caldwell was head of acquisitions for Moore McCormack Resources, Inc., an oil and gas exploration, shipping, and construction materials company. Mr. Caldwell also currently serves on the Board of Trustees and as Chair of the Investment Committee of Historic Deerfield, and on the Board of Directors of the Leventhal Map Center; both of which non-profit institutions focus on enriching educational programs for K-12 children locally and nationwide.

Mr. Caldwell's qualifications to sit on our Board include over forty years of successful investing in and managing of a broad range of public and private businesses in a number of different industries. This experience has encompassed both turnaround situations, and the building of companies through internal growth and acquisitions.

Terence J. ConnorsAge 66

Mr. Connors has served as a Supervisor since January 2017.  Mr. Connors retired in September 2015 from KPMG LLP after nearly forty years in public accounting. Prior to joining KPMG in 2002, he was a partner with another large international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. At KPMG, he was a professional practice partner, SEC Reviewing Partner and was elected to serve as a member of KPMG’s board of directors (2011-2015), where he chaired the Audit, Finance & Operations Committee. Mr. Connors currently serves as a director and audit committee chair of FS Credit Real Estate Income Trust, Inc., a commercial mortgage nontraded real estate investment trust, and AdaptHealth Corp., a leading provider of home healthcare equipment and services in the United States.  He previously served as a director and audit committee chair of Cardone Industries, Inc., one of the largest privately-held automotive parts remanufacturers in the world.

Mr. Connors’ qualifications to sit on our Board, and serve as Chair of its Audit Committee, include his extensive experience as a lead audit partner for numerous public companies across a variety of industries, which enables him to provide helpful insights to the Board in connection with its oversight of financial, accounting and internal control matters.

William M. LanduytAge 65

Mr. Landuyt has served as a Supervisor since January 2017.  Since 2003, Mr. Landuyt has served as a Managing Director at Charterhouse Strategic Partners, LLC, and its predecessors (“Charterhouse”), private equity firms with a focus on build-ups, management buyouts, and growth capital investments primarily in the business services and healthcare services sectors, and has served on the Boards of Directors of a number of portfolio companies of those firms.  From 1996 to 2003, Mr. Landuyt served as Chairman of the Board, President and Chief Executive Officer of Millennium Chemicals, Inc. (“Millennium”), and from 1983 to 1996, he served as Finance Director of Hanson plc and several other senior executive positions with Hanson Industries, the US subsidiary of Hanson plc (collectively, “Hanson,”), including Vice President and Chief Financial Officer and ultimately Director, President and Chief Executive Officer.  Hanson and Millennium were both previous owners of Suburban or its predecessor through 1996 and 1999, respectively.  He joined Hanson after spending six years as a Certified Public Accountant and auditor at Price Waterhouse & Co., where he rose to the position of Senior Manager.  Mr. Landuyt has previously served on the Boards of Directors (including their Audit and Compensation Committees) of public companies, including Bethlehem Steel Corp., MxEnergy Holdings, Inc., a leading retail marketer of natural gas and electricity contracts, and Top Image Systems, Inc.  Mr. Landuyt is also the Co-Founder and Executive Director of Celtic Charms, Inc., a non-profit therapeutic horsemanship center serving people with physical and cognitive disabilities and disorders.

Mr. Landuyt’s qualifications to sit on our Board include forty years of financial and executive management experience for both public and private companies, including extensive experience with mergers and acquisitions and corporate governance.  Additionally, his specific responsibility for supervision of Suburban’s predecessors, as well as his subsequent board-level involvement in the distribution, petrochemical and retail energy sectors through Charterhouse’s investments in those sectors, gives Mr. Landuyt extensive expertise in areas directly relevant to the business of Suburban.

Michael A. StivalaAge 51

Mr. Stivala has served as our President since April 2014 and as our Chief Executive Officer since September 2014.  Mr. Stivala has served as a Supervisor since November 2014.  From November 2009 until March 2014 he was our Chief Financial Officer, and, before that, our Chief Financial Officer and Chief Accounting Officer since October 2007.  Prior to that, he was our Controller and Chief Accounting Officer since May 2005 and Controller since December 2001.  Before joining Suburban, he held several positions with PricewaterhouseCoopers LLP, an international accounting firm, most recently as Senior Manager in the Assurance practice.  Mr. Stivala currently serves on the Board of Directors of Oberon Fuels, Inc., in which we currently own a 39% equity stake. In addition, Mr. Stivala is a member of the Regional Council of the New Jersey Region of the American Red Cross and a member of the Global Industry Council of the World LPG Association.

Mr. Stivala’s qualifications to sit on our Board include his nineteen years of experience in the propane industry, including as our current President and Chief Executive Officer and, before that, as our Chief Financial Officer for almost seven years, which day to day leadership roles have provided him with intimate knowledge of our operations.

Vote Required and Recommendation of the Board of Supervisors

Under the MLP Agreement, the affirmative vote of holders of a plurality of the Common Units represented in person or by proxy at the Meeting is required to elect each Supervisor. The Board of Supervisors unanimously recommends a vote FOR the election of each of the above nominees.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 22, 2021. Officers are appointed by the Board of Supervisors for one-year terms.

Name	Age	Position With Suburban
Michael A. Stivala	51	President and Chief Executive Officer;
		Member of the Board of Supervisors
Michael A. Kuglin	51	Chief Financial Officer & Chief Accounting Officer
Steven C. Boyd	56	Chief Operating Officer
Douglas T. Brinkworth	59	Senior Vice President – Product Supply, Purchasing & Logistics
Neil E. Scanlon	55	Senior Vice President – Information Services
Daniel S. Bloomstein	48	Vice President and Controller
Daniel W. Boyd	53	Vice President – Area Operations
Gregory L. Boyd	55	Vice President – Area Operations
Francesca Cleffi	51	Vice President – Human Resources
M. Douglas Dagan	42	Vice President, Strategic Initiatives – Renewable Energy
A. Davin D’Ambrosio	57	Vice President and Treasurer
Bryon L. Koepke	48	Vice President, General Counsel & Secretary
Keith P. Onderdonk	56	Vice President – Operational Support
Robert T. Ross	68	Vice President – Area Operations
Michael A. Schueler	54	Vice President – Product Supply
Dee Arthur Tate	57	Vice President – Area Operations

For Mr. Stivala’s biographical information, see “Nominees for Election as Supervisors” above.

Mr. Kuglin has served as our Chief Financial Officer & Chief Accounting Officer since September 2014 and was our Vice President – Finance and Chief Accounting Officer from April 2014 through September 2014.  Prior to that, he served as our Vice President and Chief Accounting Officer since November 2011, our Controller and Chief Accounting Officer since November 2009 and our Controller since October 2007.  For the eight years prior to joining Suburban, he held several financial and managerial positions with Alcatel-Lucent, a global communications solutions provider.  Prior to Alcatel-Lucent, Mr. Kuglin held several positions with the international accounting firm PricewaterhouseCoopers LLP, most recently as Manager in the Assurance practice.  Mr. Kuglin is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Boyd has served as our Chief Operating Officer since October 2017 and before that was our Senior Vice President – Operations (September 2015 – October 2017) and our Senior Vice President – Field Operations since April 2014. Previously he was our Vice President – Field Operations (formerly Vice President – Operations) since October 2008, our Southeast and Western Area Vice President since March 2007, Managing Director – Area Operations since November 2003 and Regional Manager – Northern California since May 1997.  Mr. Boyd held various managerial positions with predecessors of Suburban from 1986 through 1996.

Mr. Brinkworth has served as our Senior Vice President – Product Supply, Purchasing & Logistics since April 2014 and was previously our Vice President – Product Supply (formerly Vice President – Supply) since May 2005. Mr. Brinkworth joined Suburban in April 1997 after a nine year career with Goldman Sachs and, since joining Suburban, has served in various positions in the product supply area.

Mr. Scanlon became our Senior Vice President – Information Services in April 2014, after serving as our Vice President – Information Services since November 2008.  Prior to that, he served as our

Assistant Vice President – Information Services since November 2007, Managing Director – Information Services from November 2002 to November 2007 and Director – Information Services from April 1997 until November 2002.  Prior to joining Suburban, Mr. Scanlon spent several years with JP Morgan & Co., most recently as Vice President – Corporate Systems and earlier held several positions with Andersen Consulting, an international systems consulting firm, most recently as Manager.

Mr. Bloomstein joined Suburban as its Controller in April 2014 and was promoted to Vice President and Controller in October 2017.  For the ten years prior to joining Suburban, he held several executive financial and accounting positions with The Access Group, a network of professional services companies, and with Dow Jones & Company, Inc., a global news and financial information company.  Mr. Bloomstein started his career with the international accounting firm PricewaterhouseCoopers LLP, working his way to the level of Manager in the Assurance practice.  Mr. Bloomstein is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. Daniel Boyd has served as our Vice President – Area Operations since November 2020.  Prior to that, he was Managing Director – Area Operations for our Northeast Area since October 2019 and before that, he was General Manager of our Southwest Region since October 2014.  He joined Suburban in October 1991 as a delivery driver, and has since held various regional management positions within our field operations.  Mr. Boyd is also a US Navy Veteran who served in Operation Desert Storm, Persian Gulf War.

Mr. Gregory Boyd has served as our Vice President – Area Operations since November 2020.  Prior to that appointment, he was Managing Director for the West/Southwest Area responsible for 16 states in the region since 2012 and before that, he served as General Manager for the Northwest area covering 8 states in the region since 2006. Prior to that, he was Regional Manager for northern California, Oregon, Washington and Alaska, and before that served several management roles in the Pacific Northwest Area since 1992. Mr. Boyd started his career at Suburban in 1989 as a driver/service technician at one of our Washington locations.

Ms. Cleffi has served as our Vice President – Human Resources since November 2020. Prior to that appointment, she served as our Managing Director – Human Resources since June 2020 and before that she served as our Managing Director – Compensation, Talent Management and Operational Human Resources since October 2017. Prior to that, Ms. Cleffi served as our Director – Compensation and Talent Management from October 2007 to October 2017. Ms. Cleffi joined Suburban in October 1992 and has held various positions in the Human Resources area since that time.

Mr. Dagan has served as our Vice President, Strategic Initiatives – Renewable Energy since March 2021.  Prior to joining Suburban, he was a senior associate at the law firm of Bevan, Mosca, & Giuditta, P.C., and the Director of Public Affairs and Government Relations for the firm’s affiliate, bmgstrategies, since 2018.  Prior to that, Mr. Dagan was engaged in the practice of law at the Law Practice of M. Douglas Dagan since 2013.  Mr. Dagan’s practice over his career has focused on advising companies on the development of renewable energy projects, environmental management, advocating for environmental and renewable energy policies, and supporting climate change strategies and initiatives.

Mr. D’Ambrosio has served as our Treasurer since November 2002 and was promoted to Vice President in October 2007.  He served as our Assistant Treasurer from October 2000 to November 2002 and as Director of Treasury Services from January 1998 to October 2000.  Mr. D’Ambrosio joined Suburban in May 1996 after ten years in the commercial banking industry.

Mr. Koepke became our Vice President – General Counsel and Secretary in October 2019, after joining Suburban as our Vice President – Deputy General Counsel and Assistant Secretary in March 2019.  For

the nineteen years prior to joining Suburban, Mr. Koepke served several years as senior in-house legal counsel for Avis Budget Group, Inc. and Caterpillar Inc. and as a senior attorney for the U.S. Securities and Exchange Commission.

Mr. Onderdonk has served as our Vice President – Operational Support since November 2015 and before that was our Assistant Vice President – Financial Planning and Analysis since November 2013.  Prior to that, he served as our Managing Director, Financial Planning and Analysis from November 2010 to November 2013.  Mr. Onderdonk joined Suburban in September 2001 after fourteen years in the consumer products industry.

Mr. Ross has served as our Vice President – Area Operations since November 2020 and before that was our Managing Director – Area Operations for our Southeast Area since April 2011.  Prior to that, he served in various management positions within our field operations since joining Suburban in 1997. Mr. Ross has also served as the past President of the Florida Propane Gas Association and has served as Chair of the Florida Propane Gas Safety, Education and Research Council.

Mr. Schueler has served as our Vice President – Product Supply since October 2017 and before that was our Managing Director – Product Supply since November 2013.  Mr. Schueler joined Suburban as Director – Product Resources in July 2005 following a nine-year career at Public Service Enterprise Group and prior to that, eight years at Kraft Foods.

Mr. Tate has served as our Vice President – Area Operations since November 2020 and before that he was our Managing Director – Area Operations for our Mid-Atlantic and Midwest territories since February 2011.  Prior to that, he served as our Regional Manager from September 1993 to February 2011. Mr. Tate joined Suburban in 1985 and has held various management positions within field operations over his more than 35 years of service.

PARTNERSHIP GOVERNANCE

The MLP Agreement provides that all management powers over our business and affairs are exclusively vested in our Board of Supervisors and, subject to the direction of the Board of Supervisors, our officers.  No Unitholder has any management power over our business and affairs or actual or apparent authority to enter into contracts on behalf of or otherwise to bind us.

Board Committees

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating/Governance Committee.

Audit Committee

Three Supervisors, who are not officers or employees of Suburban or its subsidiaries, currently serve on the Audit Committee with authority to review, approve or ratify, at the request of the Board, specific matters as to which the Board believes there may be a conflict of interest, or which may be required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the Securities and Exchange Commission, in order to determine if the resolution or course of action in respect of such conflict proposed by the Board is fair and reasonable to us. Under the MLP Agreement, any matter that receives the “Special Approval” of the Audit Committee (i.e., approval by a majority of the members of the Audit Committee) is conclusively deemed to be fair and reasonable to us, is deemed approved by all of our partners and shall not constitute a breach of the MLP Agreement or any duty stated or implied by law or equity as long as the material facts known to the party having the potential conflict of interest regarding that matter were disclosed to the Audit Committee at the time it gave Special Approval. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to (i) integrity of Suburban’s financial statements and internal control over financial reporting; (ii) Suburban’s compliance with applicable laws, regulations and its code of conduct; (iii) Suburban’s major financial risk exposure and the steps management has taken to monitor and mitigate such risks; (iv) review and approval of related person transactions; (v) engagement, independence, qualifications and compensation of the independent registered public accounting firm; (vi) compensation and performance of the internal audit function and the independent registered public accounting firm; and (vii) accounting complaints.

Our Board has adopted a written charter for the Audit Committee, which is reviewed periodically to ensure that it meets all applicable legal and NYSE listing requirements. A copy of our Audit Committee Charter is available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

The Board has determined that all three current members of the Audit Committee, Lawrence C. Caldwell, Terence J. Connors (its Chair) and William M. Landuyt, are independent and are audit committee financial experts within the meaning of the NYSE corporate governance listing standards and in accordance with Rule 10A-3 of the Exchange Act, Item 407 of Regulation S-K and Suburban’s criteria for Supervisor independence set forth under “Partnership Governance – Supervisor Independence” below as of the date of this Proxy Statement.

The Audit Committee met seven times during fiscal 2020.

Compensation Committee

The Compensation Committee reviews the performance of, and sets the compensation for, all executives. It also approves the design of executive compensation programs. In addition, the Compensation Committee participates in executive succession planning and management development. The committee met two times during fiscal 2020. Its current members are Matthew J. Chanin, Harold R. Logan, Jr. and Jane Swift (its Chair), all of whom are independent in accordance with our Corporate Governance Guidelines & Principles and the rules of the NYSE.

Our Board has adopted a Compensation Committee Charter. A copy of our Compensation Committee Charter is available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

Nominating/Governance Committee

The Nominating/Governance Committee participates in Board succession planning and development and identifies individuals qualified to become Board members, recommends to the Board the persons to be nominated for election as Supervisors at any Tri-Annual Meeting of the Unitholders and the persons (if any) to be elected by the Board to fill any vacancies on the Board, develops and recommends to the Board changes to Suburban’s Corporate Governance Guidelines & Principles when appropriate, and oversees the evaluation of the Board and its committees.  The committee met four times during fiscal 2020. Its members are Lawrence C. Caldwell, Matthew J. Chanin (its Chair), Terence J. Connors, William M. Landuyt, Harold R. Logan, Jr. and Jane Swift, all of whom are independent in accordance with our Corporate Governance Guidelines & Principles and the rules of the NYSE.

Our Board has adopted a Nominating/Governance Committee Charter.  A copy of our Nominating/Governance Committee Charter is available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

ESG Strategy and Initiatives

We are committed to delivering safe, reliable, affordable, and sustainable energy solutions to our customers and local communities, and have made significant progress on our environmental, social and governance (“ESG”) initiatives, which accelerated with the launch of our Three Pillars of the Suburban Propane Experience in June 2019.  The three essential pillars are: i) Suburban Commitment, ii) SuburbanCares, and iii) Go Green with Suburban Propane.  We launched this corporate initiative to emphasize our commitment to excellence for the comfort and safety of our customers, our devotion to our dedicated employees to provide for their safety and career development, our philanthropic efforts to give back to the communities we serve, our work to advocate for the inherent environmental benefits of using propane as a clean energy solution and our strategic vision to invest in and develop innovative solutions to help pave the way to lowering greenhouse gas emissions.  We are committed to implementing business strategies using a holistic approach to doing what is best for our customers, employees, investors, our business and the community at large.  Effective ESG management supports our goal to create long-term value for our Unitholders and to support the interests of our other stakeholders. Our Board of Supervisors takes an active role in overseeing the management of risks facing Suburban, including those impacted by ESG issues.

In support of our efforts to successfully manage and grow our business, we will continue to identify ways to include more ESG initiatives in our strategies that support our customers, employees, investors, and the communities in which we serve, including initiatives that support our three-pillars strategic plan.  Advancing our focus on ESG initiatives will allow for increased engagement across our business and help us to continue to identify and meet the expectations of our customers, employees, investors, and other stakeholders.

Environmental Initiatives

Our Go Green with Suburban Propane corporate pillar encompasses our commitment and efforts to promote the versatile, affordable and clean-burning attributes of propane as one solution that can contribute to the goals of reducing the nation’s carbon footprint, lowering greenhouse gas emissions and having a positive effect on climate change.  This pillar is supported by the tagline, “Serving communities today, leading the way to a sustainable tomorrow.” Recognized for its low environmental impact by the Clean Air Act Amendments, propane can offer immediate opportunities to reduce carbon emissions over other traditional fossil fuels, particularly in the transportation sector.  Propane is non-toxic, does not produce sulfur dioxide (a primary cause of the greenhouse effect) and emits 60% to 70% fewer smog producing hydrocarbons than gasoline and diesel.  Several states have implemented low carbon fuel standards that recognize the environmental benefits of using propane to power over-the-road vehicles and forklifts.  Through our dedicated sales efforts, we are actively promoting the use of propane in the transportation sector to replace diesel, and for each of the last three fiscal years, we sold more than 2.7 million gallons of propane annually to the over-the-road vehicle market, which helped reduce carbon emissions annually by approximately 19 million pounds, or 55%, compared to diesel.

With advancements in new technologies for the production of propane from renewable sources, as well as other technological advances to otherwise reduce the carbon intensity of traditional propane, our Go Green with Suburban Propane corporate pillar also underscores our commitment to invest in innovative solutions that can contribute to a sustainable energy future.  During the fiscal year ended September 26, 2020, Suburban made great strides in advancing our strategic growth initiatives through our Go Green with Suburban Propane corporate pillar.   Specifically, Suburban contracted for the supply of

approximately 1.0 million gallons of renewable propane, produced from waste fats and oils, to meet customer demand for a renewable energy source.  In support of our long-term strategic growth initiatives to begin to build out a renewable energy platform, we acquired a 39% equity stake in Oberon Fuels, Inc., a development-stage producer of a low carbon transportation fuel called dimethyl ether, or DME, which can be produced from renewable sources such as timber waste from the paper and pulp industry or dairy biogas.  Suburban will have the exclusive rights to market and sell DME in North America, and is collaborating with the Oberon Fuels management team to commercialize DME as a solution toward a pathway to zero emission transportation in one of three applications for DME either as: (i) a diesel replacement, (ii) a hydrogen carrier, or (iii) a blend with propane, or renewable propane, to reduce its carbon intensity.

Most recently, Suburban achieved another important milestone for its Go Green with Suburban Propane corporate initiative with the official registration of the Go Green with Suburban Propane logo with the United States Patent and Trademark office.  As part of our commitment to innovating for a sustainable energy future, and in support of our strategic growth initiatives to build out a renewable energy platform, Suburban recently created a new executive-level position (reporting directly to our President and Chief Executive Officer) entitled Vice President, Strategic Initiatives – Renewable Energy.  This new position will focus on identifying, analyzing and developing opportunities within the renewable energy space for potential future acquisitions, partnerships or collaborative arrangements.

We present information about our commitment to sustainable and environmentally sound practices on the “Go Green” page on our website, which may be accessed at www.suburbanpropane.com/suburban-propane-experience/go-green.  The information included on our “Go Green” page is not intended to be incorporated by reference into this Proxy Statement.

Social Initiatives

Suburban has a more than 90-year legacy of an unwavering commitment to the highest standards for safety and outstanding customer service.  From our origins as a family-owned business in 1928, we have maintained a family-oriented culture with deep roots in each of the local communities we serve.  Our SuburbanCares corporate pillar highlights our continued dedication to philanthropic endeavors through Suburban’s national partnership with the American Red Cross and countless local community sponsorships and events, as well as the many employee-focused initiatives that differentiate Suburban as a great place to work. This pillar is supported by the tagline, “Suburban cares about our people and the communities we serve.”

During the fiscal year ended September 26, 2020, Suburban had numerous occasions in which we were called upon to support frontline activities associated with COVID-19 by providing vital temporary heat and power generation for makeshift testing tents, hospital sites, shelters and food distribution centers.  We also partnered with a number of major regional food service brands to provide support to frontline health care workers and first responders in multiple locations throughout the country.  Our efforts were recognized by S&P Global Platts as a finalist in their 2020 Corporate Social Responsibility category.  We also expanded our efforts to support the American Red Cross, especially given the need for blood donations during the pandemic.

Safety

Embedded in our culture and Suburban’s mission statement is our commitment to safety.  We believe that the safety and well-being of our employees, customers, and communities is of the utmost importance. Safety is the top priority for our business and we continue to invest in programs, technology, and training to improve safety throughout our operations. We believe that the achievement of superior safety performance is both an important short-term and long-term strategic initiative in supporting our business and managing our operations.

Human Capital Management

Our Board, and our management, consider effective talent development and human capital management to be critical components to Suburban’s continued success. Our Board is involved in leadership development and actively oversees Suburban’s succession planning, which includes periodic reviews of Suburban’s talent management strategies, leadership pipeline and succession planning for key executive positions.  Our Board oversees the process of succession planning and the Compensation Committee implements programs to compensate, retain and motivate key talent.

In further support of our SuburbanCares corporate pillar and our commitment to building a diverse and inclusive culture at Suburban, we have developed many employee-focused initiatives to support employee career development and hiring, such as our “Steer Your Career” program, which encourages and supports employees to further their education and enhance their knowledge and skills to prepare them for expanded opportunities and responsibilities; our “Heroes Hired Here” program, in which we take pride in our efforts to attract and employ military veterans in recognition and appreciation for the values, leadership, dedication and unique skills that they bring to Suburban, and support provided to their family members; and our “Apprentice Program,” which provides company-paid, on-the-job training for apprentices to develop their careers and provide them the necessary skills and tools to prepare them for a successful career with Suburban.

Governance Initiatives

The Board believes that sound corporate governance practices and policies provide an important framework to assist the Board in fulfilling its duty to Unitholders. Our corporate governance practices and policies, which are periodically reassessed, are reflected in our committee charters, Code of Business Conduct and Ethics, and our Corporate Governance Guidelines & Principles.  A copy of each is available from our website at www.suburbanpropane.com.

Suburban was one of the first publicly-traded partnerships to eliminate the “incentive distribution rights” of its general partner, which we completed in 2006. This removed the potential for conflicts of interest between our general partner and limited partners, and simplified our capital structure.  The general partner of both Suburban and our Operating Partnership is Suburban Energy Services Group LLC (the “General Partner”), a Delaware limited liability company, the sole member of which is Suburban’s Chief Executive Officer.  Other than as a holder of 784 Common Units that will remain in the General Partner, the General Partner does not have any economic interest in us or our Operating Partnership.  Accordingly, and unlike many publicly-traded partnerships, Suburban is controlled by our Unitholders through the independently elected Board.

Governance Highlights

Several highlights that demonstrate our commitment to sound corporate governance include:

•	Supervisor and Committee Independence
▪	Six of our seven Supervisors are independent, as of March 22, 2021
▪	Our Audit, Compensation and Nominating/Governance Committees are fully independent
▪	Independent Supervisors chair each of our Committees
•	Board Leadership and Engagement
▪	Independent Supervisor chairs our Board
▪	Independent Supervisors conduct executive sessions at meetings without the presence of members of management
▪	Supervisors attended over 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served in fiscal 2020

•	Board Evaluations and Effectiveness
▪	Our Board conducts annual self-assessments to evaluate Board and Committee effectiveness and identify opportunities for improving our Board and Committee operations
•	Clawback, Insider Trading and Anti-Hedging Policies
▪

Performance-based incentive awards or payments for our officers are subject to our Incentive Compensation Recoupment Policy, which permits Suburban to recoup incentive compensation in the event of a material restatement of financial results or other events that negatively impact Suburban, including fraudulent or intentional misconduct that results in an adverse impact on our financial performance

▪

Our Insider Trading Policy prohibits our Supervisors, officers and certain other key employees from engaging in insider trading, or in hedging instruments or derivative investments involving Suburban’s equity securities

•	Share Ownership
▪	Our Equity Holding Policy establishes guidelines for the level of Suburban equity holdings that Supervisors and our executive officers are expected to maintain
▪

Supervisors are required to hold Common Units, the value of which is equivalent to 4x the cash portion of their annual retainer (including additional fees to committee chairs) no later than the measurement date next following the second anniversary of the date upon which the Supervisor joined the Board

▪	Our CEO is required to hold Common Units, the value of which is equivalent to 5x base salary
▪	Other named executive officers are required to hold Common Units, the value of which is equivalent to 2.5x to 3x their base salary, depending upon their position

Board Diversity Highlights

Our Supervisors have extensive and diverse experience relevant to our business and strategy that enhances the knowledge of our Board, including significant experience in the following industries:

•	Retail distribution of energy and other products
•	Energy infrastructure and logistics
•	Chemical processing and refining
•	Energy consulting
•	Public policy and government relations
•	Mergers and acquisitions
•	Investment banking and financial management
•	Business assurance

Our Supervisors also currently hold or have held a diverse range of leadership positions, including:

•	Chairman
•	President
•	Chief Executive Officer
•	Chief Financial Officer
•	Governor
•	General external auditor
•	Business owner/entrepreneur

If a vacancy on our Board arises, then our Nominating/Governance Committee is instructed by its charter to consider candidates from various disciplines and diverse backgrounds that optimally enhance the current mix of talent and experience on the Board.  While industry-specific expertise is an essential component of our Board’s oversight of the company, we consider all aspects of a candidate’s qualifications and skills in the context of Suburban’s needs with a view to creating a Board with a diversity of experience and perspectives, including diversity with respect to race, gender, age, background and areas of expertise.  We also benefit from the viewpoints of supervisors with expertise outside of our industry and our Nominating/Governance Committee includes, and has any search firm that it may engage include, women and minority candidates in the pool from which the Nominating/Governance Committee selects supervisor candidates.

Ethics and Compliance Hotline

It is Suburban’s policy to encourage the communication of bona fide concerns relating to the lawful and ethical conduct of its business, and its audit and accounting procedures or related matters.  It is also the policy of Suburban to protect those who communicate their bona fide concerns from any retaliation for such reporting.  All employees, customers, vendors and other stakeholders can communicate concerns by calling our Ethics Hotline at 1-866-418-4835, which is hosted by a third party to maintain confidentiality and anonymity when requested.  Confidential and anonymous mechanisms for reporting concerns are also available and described in our Code of Business Conduct and Ethics.

Cybersecurity

Suburban’s cybersecurity program is based upon the National Institute of Standards of Technology (NIST) Cybersecurity Framework. Our program is comprehensive in scope and covers all of Suburban’s general corporate Information Technology (IT) systems, as well as operational technology systems supporting our business. Our senior leadership team, along with our Audit Committee, receive regular and recurring program updates, metrics, and roadmaps to promote the effectiveness of the program and the alignment with Suburban’s business objectives.

Supervisor Nominations and Criteria for Board Membership

To fulfill its responsibility to recruit nominees for election as Supervisors, the Nominating/Governance Committee reviews the composition of the Board to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications. Our Corporate Governance Guidelines & Principles set forth the following minimum qualifications for our Supervisors, who are nominated in accordance with the procedures set forth in the MLP Agreement:

1.Integrity. Individuals must be of personal and professional integrity and ethical character, who recognize and value these qualities in others.

2.Absence of Conflicts of Interest. In addition to meeting the independence standards set forth elsewhere in the Guidelines, a Supervisor should not have any interests that would materially impair his or her ability to (i) exercise independent judgment; or (ii) otherwise discharge the fiduciary duties owed as a supervisor to Suburban and its Unitholders.

3.Fair and Equal Representation. A Supervisor must be able to represent fairly and equally the long-term interests of all of Suburban's Unitholders without favoring or advancing any particular unitholder or other constituency of Suburban.

4.Achievement. A Supervisor must have demonstrated achievement in one or more fields of business, professional, or governmental endeavor.

5.Oversight. A Supervisor is expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor, consultant or other significant role), that demonstrates an ability to function effectively in an oversight role (including an inquisitive and rigorous manner of monitoring).

6.Experience and Business Understanding. A Supervisor should have relevant or relatable expertise and experience, and be able to offer advice and guidance to management based on that expertise and experience. In addition, he/she must have a general appreciation regarding key issues facing public companies of a size and operational scope similar to Suburban, including:

•	corporate governance concerns;
•	health, safety and social considerations;
•	environmental and sustainability concerns;
•	regulatory obligations of a public issuer;
•	strategic business planning; and
•	basic concepts of corporate finance.

7.Available Time. A Supervisor must have sufficient time available to devote to the affairs of the Board, be fully prepared to devote such time, and be physically and mentally capable of devoting such time. It is expected that each candidate will be available and able to attend substantially all meetings of the Board and any committees on which he/she will serve, as well as Suburban’s tri-annual and special meetings of Unitholders, after taking into consideration his/her other business and professional commitments, including service on the boards of other companies. The Board should include at least some supervisors who are committed to service on the Board for an extended period of time.

8.Diversity. The Board seeks an appropriate diversity of experience and perspectives, including diversity with respect to race, gender, age, background and areas of expertise among Supervisors and, pursuant to our Corporate Governance Guidelines & Principles, considers these factors when assessing potential supervisors. Board Supervisors should be able to cooperate with other Board members and contribute to the collegiality of the Board.

In addition, the Nominating/Governance Committee considers the number of other boards of public companies on which a candidate serves.

Unitholder Nominations

Unitholders may nominate candidates for Supervisors in accordance with the following procedures set forth in the MLP Agreement. Any Unitholder (or group of Unitholders) that beneficially owns 10% or more of the outstanding Common Units is entitled to nominate one or more individuals to stand for election as Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by Suburban by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the Board of Supervisors not later than the close of business on the 10th day following the date on which the date of the Tri-Annual Meeting was announced. The notice must set forth (i) the name and address of the Unitholder(s) making the nomination or nominations, (ii) the number of Common Units beneficially owned by such Unitholder(s), (iii) such information regarding the nominee(s) proposed by the Unitholder(s) as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of Supervisors filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee(s) been nominated or intended to be nominated to the Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected, and (v) a certification that such nominee(s) qualify as Supervisor(s). Unitholder nominees whose nominations comply with these procedures and who meet the minimum criteria for Board membership, as outlined above, will be evaluated by the Nominating/Governance Committee in the same manner as the Committee’s nominees.

Supervisor Independence

The Corporate Governance Guidelines & Principles adopted by the Board of Supervisors (and available on our website at www.suburbanpropane.com) set forth that a Supervisor is deemed to be lacking a material relationship to Suburban and is therefore independent if the following criteria are satisfied:

1.	Within the past three years, the Supervisor:

a.

has not been employed by Suburban and has not received more than $120,000 per year in direct compensation from Suburban, other than Supervisor and committee fees and pension or other forms of deferred compensation for prior service;

b.

has not provided significant advisory or consultancy services to Suburban, and has not been affiliated with a company or a firm that has provided such services to Suburban in return for aggregate payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

c.

has not been a significant customer or supplier of Suburban and has not been affiliated with a company or firm that has been a customer or supplier of Suburban and has neither made to Suburban nor received from Suburban payments during any of the last three fiscal years of Suburban in excess of the greater of 2% of the other company’s consolidated gross revenues or $1 million;

d.	has not been employed by or affiliated with an internal or external auditor that within the past three years provided audit services to Suburban; or

e.	has not been employed by another company where any of Suburban’s current executives serve on that company’s compensation committee;

2.

The Supervisor is not a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or a brother- or sister-in-law of, and does not share a residence with (other than a domestic employee), a person that has (i) received more than $120,000 from Suburban, (ii) is an executive officer of Suburban or the entities referenced in (1)(a) through (1)(c) or (1)(e) of this subsection, or (iii) is a partner of an internal or external auditor of Suburban, or is employed by such auditor and personally worked on Suburban’s audit within the past three years;

3.

The Supervisor is not affiliated with a tax-exempt entity that within the past 12 months received significant contributions from Suburban (contributions of the greater of 2% of the entity’s consolidated gross revenues or $1 million are considered significant); and

4.	The Supervisor does not have any other relationships with Suburban or with members of senior management of Suburban that the Board determines to be material.

Attendance at Meetings

Unitholder Meetings

It is the policy of the Board of Supervisors that all Supervisors should attend Suburban’s Unitholder meetings. All eight of the then Supervisors attended the Tri-Annual Meeting of Unitholders on May 15, 2018.

Board and Committee Meetings

The Board held twelve meetings in fiscal 2020. Each Supervisor attended at least 75% of the total number of meetings of the Board and of the Committees of the Board on which such Supervisor served in fiscal 2020.  Mr. Logan, Chairman of the Board, during fiscal 2020, presided at the regularly scheduled executive sessions of the non- management Supervisors, all of whom are independent, held as part of the meetings of the Board.

Unitholder Communications with the Board of Supervisors

Unitholders who wish to communicate directly with the Board as a group may do so by writing to the Suburban Board of Supervisors, c/o Company Secretary, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Unitholders may also communicate directly with individual Supervisors by addressing their correspondence accordingly.

Code of Ethics and Code of Business Conduct and Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, controller, or persons performing similar functions, and a Code of Business Conduct and Ethics that applies to all of our employees, officers and Supervisors. Copies of our Code of Ethics and our Code of Business Conduct and Ethics are available without charge from our website at www.suburbanpropane.com or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206. Any amendments to, or waivers from, provisions of our Code of Ethics or our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer will be posted on our website.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines & Principles in accordance with the NYSE corporate governance listing standards in effect as of the date of this Proxy Statement. Copies of our Corporate Governance Guidelines & Principles are available without charge from our website at www.suburbanpropane.com, or upon written request directed to: Investor Relations, Suburban Propane Partners, L.P., P.O. Box 206, Whippany, New Jersey 07981-0206.

NYSE Annual CEO Certification

The NYSE requires the Chief Executive Officer of each listed company to submit a certification indicating that the company is not in violation of the Corporate Governance listing standards of the NYSE on an annual basis. Our Chief Executive Officer submits his Annual CEO Certification to the NYSE each December.  In December 2020, Mr. Stivala submitted his Annual CEO Certification for our 2020 fiscal year to the NYSE without qualification.

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the rules of the Securities and Exchange Commission pursuant to paragraph (d)(3) of Regulation S-K Item 407. It shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Suburban specifically incorporates it by reference in such filing.

In accordance with the provisions of its written charter, the Audit Committee assists the Board of Supervisors in fulfilling its responsibility for oversight of (a) the integrity of Suburban’s financial statements and internal control over financial reporting; (b) Suburban’s compliance with applicable laws, regulations, and its code of conduct; (c) Suburban’s major financial risk exposure and the steps management has taken to monitor and mitigate such risks; (d) review and approval of related person transactions; (e) engagement, independence, qualifications and compensation of the independent registered public accountants; (f) compensation and performance of the internal audit function and the independent registered public accountants; and (g) accounting complaints. Management of Suburban is responsible for the preparation, integrity and objectivity of Suburban’s financial statements in accordance with generally accepted accounting principles and for establishing and maintaining a system of internal accounting and disclosure controls. PricewaterhouseCoopers LLP, Suburban’s independent registered public accounting firm, audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Suburban in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised. The independent registered public accounting firm also annually audits the effectiveness of internal control over financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements set forth in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 26, 2020 with management. The Audit Committee also discussed with PricewaterhouseCoopers LLP those matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the independence of that firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Supervisors that Suburban’s audited consolidated financial statements be included in Suburban’s Annual Report on Form 10-K for the fiscal year ended September 26, 2020, filed with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Supervisors.

Terence J. Connors, Chair Lawrence C. Caldwell

William M. Landuyt

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains our executive compensation philosophy, policies and practices with respect to those executive officers of Suburban identified below to whom we collectively refer to as our “named executive officers”:

Name	Position
Michael A. Stivala	President and Chief Executive Officer
Michael A. Kuglin	Chief Financial Officer and Chief Accounting Officer
Steven C. Boyd	Chief Operating Officer
Douglas T. Brinkworth	Senior Vice President, Product Supply, Purchasing and Logistics
Neil E. Scanlon	Senior Vice President, Information Services

Key Topics Covered in this Compensation and Discussion Analysis

The following table summarizes the main areas of focus in this Compensation and Discussion Analysis:

Compensation Governance
Participants in the Compensation Process
The Annual Compensation Decision Making Process
Risk Mitigation Policies

Executive Compensation Philosophy
Overview
Pay Mix

Components of Compensation
Base Salary
Annual Cash Bonus
Long-Term Incentive Plan
Restricted Unit Plans
Distribution Equivalent Rights Plan
Benefits and Perquisites

Compensation Governance

Participants in the Compensation Process

Role of the Compensation Committee

The Compensation Committee of our Board of Supervisors, which we hereafter refer to as the “Committee,” is responsible for overseeing our executive compensation program.  In accordance with its charter, available on our website at www.suburbanpropane.com, the Committee ensures that the compensation packages provided to our executive officers are designed in accordance with our compensation philosophy.  The Committee reviews and approves the compensation packages of our managing directors, assistant vice presidents, vice presidents, senior vice presidents, and our named executive officers. The Committee establishes and oversees our general compensation philosophy in consultation with our President and Chief Executive Officer.

Among other duties, the Committee has overall responsibility for:

•	Reviewing and approving the compensation of our President and Chief Executive Officer, our Chief Financial Officer, and our other executive officers;
•	Reporting to the Board of Supervisors any and all decisions regarding compensation changes for our President and Chief Executive Officer and our other executive officers;
•

Evaluating and approving awards under our annual cash bonus plan, awards under our Long-Term Incentive Plan, grants under our Restricted Unit Plans, and grants under our Distribution Equivalent Rights Plan, as well as all other executive compensation policies and programs;

•	Approving, administering and interpreting the compensation plans that constitute each component of our executive officers’ compensation packages;
•	Engaging consultants, when appropriate, to provide independent, third-party advice on executive officer-related compensation; and
•	Planning for anticipated and unexpected leadership changes by engaging in a continual process of management succession planning.

Role of the President and Chief Executive Officer

The role of our President and Chief Executive Officer in the executive compensation process is to recommend individual pay adjustments, grants of restricted units under our Restricted Unit Plan(s) and other adjustments to the compensation packages of the executive officers, other than for himself, to the Committee based on market conditions, our company performance, and individual performance.  When recommending individual pay adjustments for the executive officers, our President and Chief Executive Officer presents the Committee with information comparing each executive officer’s current compensation to the mean compensation figures for comparable positions included in benchmarking data utilized by the Committee.

Role of Outside Consultants

Prior to each Committee meeting at which executive compensation packages are reviewed, members of the Committee are provided with benchmarking data from the Mercer Human Resource Consulting, Inc., which we hereafter refer to as “Mercer,” database for comparison.  The Committee’s sole use of the Mercer database is to compare and contrast our executive officers’ current base salaries and total direct compensation to the data provided in the Mercer benchmarking database, which is derived from a proprietary database of surveys from over 1,948 organizations and approximately 1,551 positions that may or may not include similarly-sized national propane marketers.  The use of the Mercer database provides a broad base of compensation benchmarking information for companies of a size similar to that of Suburban.  There was no formal consultancy role played by Mercer.  Therefore, prior to the Committee’s meetings, neither the Committee members nor our President and Chief Executive Officer met with representatives from Mercer.

In addition to using the benchmarking data from the Mercer benchmarking database, the Committee has utilized, since fiscal 2013, the services of Willis Towers Watson, which we hereafter refer to as “WTW,” a human resources consulting firm, in developing compensation packages for each of our named executive officers.  During fiscal 2019, the Committee engaged WTW to provide current benchmarking recommendations for each of our executive officers.  These recommendations were reviewed by the Committee to evaluate and approve compensation packages for each of our named executive officers for fiscal 2020.  WTW benchmarked the base salaries and total direct compensation of our executive officers in comparison to comparable positions, using market data for similarly-sized companies which were collected by WTW from multiple survey sources across several industries, inclusive of other energy companies in the United States.

Our Unitholders:  Say-on-Pay

At their 2018 Tri-Annual Meeting, our Unitholders overwhelmingly approved an advisory resolution approving executive compensation (commonly referred to as “Say-on-Pay”).  As a result, the Committee determined that no major revisions of its executive compensation practices were required. The following represents the 2018 Say-on-Pay voting results:

For	Against	Abstain	Broker Non-Votes
20,477,392	2,064,445	711,994	31,836,738

The Committee periodically evaluates its compensation practices for possible improvement.  Our Unitholders will have another opportunity to cast an advisory vote on the compensation of our named executive officers at the Meeting.  See Proposal 4 – “Advisory Vote on Executive Compensation” below.

The Annual Compensation Decision Making Process

Fiscal 2020 Committee Meetings

The Committee ordinarily holds three regularly-scheduled meetings during the fiscal year:  one in October or November, one in January and one in July, and may meet at other times during the year as warranted.  During fiscal 2020, the Committee chose to meet in November and July as a result of there being no compensation-related business to discuss in January.  The Committee finalized the fiscal 2020 compensation packages for each of our named executive officers at its November 12, 2019 meeting.

As in past fiscal years and as referred to above, the Committee was provided with a comprehensive analysis of each executive officer’s past and current compensation - including benchmarking data for comparison - to enable it to assess and determine each executive’s compensation package for fiscal 2020.  The Committee considered a number of factors in establishing the fiscal 2020 executive compensation packages; including, but not limited to, experience, scope of responsibility and individual performance.

Prior to making its decisions regarding each named executive officer’s fiscal 2020 compensation package, the Committee reviewed the total cash compensation opportunity that was provided to each named executive officer during the previously completed fiscal year.  At that time, “total cash compensation opportunity” consisted of base salary, an annual cash bonus, a cash settled long-term incentive, and distribution equivalent rights payments.  The Committee then compared each named executive officer’s total cash compensation opportunity to the total mean cash compensation opportunity for the parallel position in the Mercer benchmarking database and to the recommendations provided by WTW.  In summary, in approving the fiscal 2020 compensation packages for our named executive officers, the Committee based its final decisions on both the information contained in the Mercer benchmarking database and, in particular, on recommendations made by WTW.

Our Approach to Setting Compensation Packages

The Committee has adopted an informal policy of only considering adjustments to the base salaries of our named executive officers every two years (unless specific circumstances warrant adjustments); however, the Committee conducts an annual review of the compensation packages of all of our executive officers.  In reviewing and determining the compensation packages of our named executive officers, the Committee considers a number of factors related to each executive; including, but not limited to, years of experience in current position, scope and level of responsibility, influence over Suburban’s affairs and individual performance.  The relative importance assigned to each of these factors by the Committee may differ from executive to executive and from year to year.  As a result, different weights may be given to different components of compensation among each of our named executive officers.

As previously stated, the Committee reviewed benchmarking data from Mercer and WTW for comparison.  This benchmarking data is just one of a number of factors considered by the Committee, but, in some cases, is not necessarily the most persuasive factor.  The Committee compared total cash compensation opportunities, comprising base salary, annual cash bonuses, cash settled long-term incentives and distribution equivalent rights payments, as well as total direct compensation (which includes grants under our Restricted Unit Plans) to the total mean cash compensation opportunity and total direct compensation opportunity for the parallel position in the Mercer benchmarking database, and to the recommendations provided by WTW.

Compensation Peer Group

The Committee bases its benchmarking on a broad base of companies of similar size to Suburban, and does not rely solely on a peer group of other propane marketers.  The Committee takes this approach because it believes that the proximity of our headquarters to New York City and the need to realistically compete for skilled executives in an environment shared by numerous other enterprises seeking similarly skilled employees requires a broader review of the market.  Furthermore, similarly-sized propane marketers (of which there are only two) compete for executives in different economic environments and have different ownership structures which may influence the comparability of compensation data for executive officer positions. This benchmarking approach has been in place for a number of years.

The compensation packages of the named executive officers of Ferrellgas Partners, L.P. and AmeriGas Partners, L.P. were included in the benchmarking studies provided by WTW for fiscal 2020 and fiscal 2018 and was reviewed by the Committee as part of its decision-making process in establishing executive compensation for fiscal 2020, fiscal 2019, and fiscal 2018.

Risk Mitigation Policies

Equity Holding Policy

Effective April 22, 2010, the Committee adopted an Equity Holding Policy, as amended on November 11, 2015 and November 13, 2018, which established guidelines for the level of Suburban equity holdings that members of the Board and our executive officers are expected to maintain.

Suburban’s equity holding requirements for the specified positions are currently as follows:

Position	Amount
Member of the Board of Supervisors	4 x Annual Fee
President and Chief Executive Officer	5 x Base Salary
Chief Financial Officer	3 x Base Salary
Chief Operating Officer	3 x Base Salary
Senior Vice President	2.5 x Base Salary
Vice President	1.5 x Base Salary
Assistant Vice President	1 x Base Salary
Managing Director	1 x Base Salary

As of the January 2, 2021 measurement date, all of our executive officers, including our named executive officers, as well as the members of our Board of Supervisors, were in compliance with our Equity Holding Policy, except for one of our Supervisors, who was not in compliance given the price of our Units as of the measurement date. Pursuant to the terms of the Equity Holding Policy, the Supervisor is not permitted to sell or transfer Units until he has regained compliance with the Policy.  The Equity Holding Policy can be accessed through a link on our website at www.suburbanpropane.com under the “Investors” tab.

Suburban also maintains a policy that prohibits our executive officers and our Board of Supervisors from engaging in insider trading or buying or selling hedging instruments or derivative securities, or from otherwise engaging in transactions, that are designed to hedge or offset any decrease in the market value of Suburban’s equity securities.

Incentive Compensation Recoupment Policy

We have a longstanding Incentive Compensation Recoupment Policy that permits the Committee to seek reimbursement from certain of our executives of incentive compensation (i.e., payments made pursuant to the annual cash bonus plan, the Long-Term Incentive Plan, the Restricted Unit Plans and the Distribution Equivalent Rights Plan) paid to those executives in connection with any fiscal year for which there is a significant restatement of our published financial statements triggered by a material accounting error, which results in less favorable results than those originally reported.  Such reimbursement can be sought from executives even if they were not personally responsible for the restatement.  In addition to the foregoing, if the Committee determines that any fraud or intentional misconduct by an executive was a contributing factor to Suburban having to make a significant restatement, then the Committee is authorized to take appropriate action against such executive, including disciplinary action, up to, and including, termination, and requiring reimbursement of all, or any part, of the compensation paid to that executive in excess of that executive’s base salary; including cancellation of any unvested restricted units.

The Incentive Compensation Recoupment Policy is available on our website at www.suburbanpropane.com under the “Investors” tab.

Executive Compensation Philosophy

Overview

Our executive compensation program is underpinned by two core objectives:

•	To attract and retain talented executives who have the skills and experience required to achieve our goals; and
•	To align the short-term and long-term interests of our executive officers with those of our Unitholders.

We accomplish these objectives by providing our executive officers with compensation packages that provide a competitive base salary combined with the opportunity to earn both short-term and long-term cash incentives based on the achievement of short-term and long-term performance objectives under a pay-for-performance compensation philosophy.  Recognizing that certain external factors, such as the severity and unpredictability of winter weather patterns, may have a significant influence on annual financial performance in any given year, the Committee evaluates additional factors in determining the amount of incentive compensation earned.  We also provide our executive officers with equity-based compensation opportunities that are intended to align their interests with those of our Unitholders.  The various components of compensation provided to our executive officers are specifically linked to either short-term or long-term performance measures, and encourage equity ownership in Suburban.  Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our executive officers for behaviors that facilitate our achievement of this goal.

The principal components of the compensation we provide to our named executive officers are as follows:

Component	Purpose	Features
Base Salary	• To reward individual performance, experience and scope of responsibility • To be competitive with market pay practices	• Reviewed and approved annually • Market benchmarked • Mean market salary data is considered in determining reasonable levels
Annual cash incentive	• To drive and reward the delivery of financial and operating performance during a particular fiscal year	• Paid in cash • Based on annual EBITDA performance compared to budgeted EBITDA and other qualitative factors
Long-term incentives

• To ensure alignment of our executive

     officers' interests with the long-term

     interests of our Unitholders

• To reward activities and practices that

    are conducive to sustainable, profitable

    growth and long-term value creation

• To attract and retain skilled individuals

• Participants are selected by the

   Committee

• Annual awards of phantom units settled

   in cash

• Measured over a three-year period based

    on the level of our average distributable

    cash flow over such three-year

    measurement period and other

    qualitative factors

Restricted units

• To retain the services of the recipient

    over the vesting period

• To further align the long-term interests

    of the recipient with the long-term

    interests of our Unitholders through

    encouragement of equity ownership

• To mitigate potential shortfalls

    in total cash compensation of our

    executive officers when compared

    to benchmarked total cash compensation

• To provide an adequate compensation

    package in connection with an

    internal promotion

• To reward outstanding performance

• Participants are selected by the

   Committee

• No pre-determined frequency or

    amounts of awards

• Plan provides the Committee flexibility

    to respond to different facts and

    circumstances

• Awards normally vest in equal thirds on

    the first three anniversaries of the

    date of grant

• Awards are settled in Common Units

Distribution Equivalent Rights

• To drive and reward behaviors that lead

    to distribution sustainability and growth

• To further align the interests of the

    recipients with the interests of our

    Unitholders

• To encourage our executives to retain

    their holdings of our Common Units by

    providing them with funds to settle the

    income and FICA taxes on their vested

    restricted units

• Participants are selected by the Committee • Paid in cash • Payments are made upon a distribution to Unitholders and based on the number of Participants' unvested restricted units

We align the short-term and long-term interests of our named executive officers with the short-term and long-term interests of our Unitholders by:

•	Providing our named executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for a particular fiscal year;
•	Providing a long-term incentive plan that encourages our named executive officers to implement activities and practices conducive to sustainable, profitable growth;

•

Providing our named executive officers with restricted units in order to encourage the retention of the participating executive officers and to align their interests with those of our Unitholders by offering an opportunity to increase their equity ownership in Suburban, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units; and

•	Providing our named executive officers with distribution equivalent rights to encourage behaviors conducive to distribution sustainability and growth.

Pay Mix

Under our compensation structure, each named executive officer’s “total cash compensation opportunity” consists of a mix of base salary, cash bonus, cash-settled long-term incentives, and distribution equivalent rights payments.  In addition to the total cash compensation opportunity, each named executive officer is eligible to receive grants of restricted units under our Restricted Unit Plans which, when combined with the total cash compensation opportunity, represents the “total direct compensation opportunity.”  This “mix” varies depending on his or her position.  The base salary for each executive officer is the only fixed component of compensation, and the Restricted Unit Plan awards are the only non-cash compensation component.  All other cash compensation, including annual cash bonuses and long-term incentive compensation, is variable in nature as it is dependent upon achievement of certain performance measures.

In allocating among these components, in order to align the interests of our senior executive officers - the executive officers having the greatest ability to influence our performance - with the interests of our Unitholders, the Committee considers it crucial to emphasize the performance-based elements of the total cash compensation opportunities provided to them.  Therefore, during fiscal 2020, at least 46% of the total cash compensation opportunity for our named executive officers was performance-based under our annual cash bonus and long-term incentive plans, neither of which provide for guaranteed minimum payments.

The following table summarizes each of the components of total cash compensation as a percentage of each named executive officer’s total cash compensation opportunity for fiscal 2020, as well as the total cash compensation opportunity and the non-cash Restricted Unit Plan grants each as a percentage of the total direct compensation opportunity for fiscal 2020:

Name	Base Salary	Cash Bonus Target	Cash Settled Long-Term Incentive	Distribution Equivalent Rights	Total Cash Compensation Opportunity as a Percentage of Total Direct Compensation	Non-Cash Restricted Unit Plan Grants as a Percentage of Total Direct Compensation
Michael A. Stivala	35%	35%	17%	13%	65%	35%
Michael A. Kuglin	39%	31%	16%	14%	64%	36%
Steven C. Boyd	39%	31%	16%	14%	64%	36%
Douglas T. Brinkworth	39%	31%	16%	14%	63%	37%
Neil E. Scanlon	39%	31%	15%	15%	62%	38%

Components of Compensation

Base Salary

Consistent with what has come to be the Committee’s informal policy of only considering adjustments to the base salaries of our named executive officers every two years (unless specific circumstances were deemed by the Committee to necessitate a base salary adjustment), at its November 12, 2019 meeting, the Committee approved new fiscal 2020 base salaries for our named executive officers.

The following base salaries were in effect during fiscal 2020 and fiscal 2019 for our named executive officers:

Name	Fiscal 2020 Base Salary	Fiscal 2019 Base Salary
Michael A. Stivala	$600,000	$550,000
Michael A. Kuglin	$400,000	$365,000
Steven C. Boyd	$400,000	$365,000
Douglas T. Brinkworth	$360,000	$335,000
Neil E. Scanlon	$320,000	$300,000

The base salaries paid to our named executive officers in fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “Salary” in the Summary Compensation Table below.

In accordance with the Committee’s informal policy of considering executive pay increases every other year, at its November 10, 2020 meeting, the Committee determined that the fiscal 2021 base salaries of our named executive officers will remain the same as in fiscal 2020.

Annual Cash Bonus Plan

The Committee uses the annual cash bonus plan (which falls within the Securities and Exchange Commission’s definition of a “Non-Equity Incentive Plan” for the purposes of the Summary Compensation Table and otherwise) to provide a cash incentive award to certain hourly and salaried  employees; including our named executive officers, for the attainment of EBITDA targets for the particular fiscal year, in accordance with the annual budget approved by our Board of Supervisors at the beginning of the fiscal year, and other qualitative factors.

Components of Annual Cash Bonus Plan

Definitions

Actual EBITDA: represents net income before deducting interest expense, income taxes, depreciation and amortization.

Actual Adjusted EBITDA: represents Actual EBITDA adjusted for various items; including, but not limited to, unrealized (non-cash) gains or losses on changes in the fair value of derivative instruments; gains or losses on sale of business; acquisition and integration-related costs; multi-employer pension plan withdrawal charges; pension settlement charges; and losses on debt extinguishment.

Budgeted EBITDA: represents our target budgeted EBITDA developed using a bottom-up process factoring in reasonable growth targets from the prior year’s performance, while at the same time attempting to reach a balance between a target that is reasonably achievable, yet not assured.

The annual cash bonus plan contains two separate measurement components as follows:

•	Performance-based component in which Actual Adjusted EBITDA is compared to Budgeted EBITDA; and
•

Scorecard-based component in which up to 35% of the target cash bonus may be awarded by the Committee, as an enhancement to the performance-based component, based on their evaluation of several qualitative scorecard items that include the following: key safety statistics compared to the prior year, customer base trends compared to the prior year, Actual Adjusted EBITDA compared to the prior year, distributable cash flow compared to the prior year, and, in the case of our named executive officers, achievement of corporate and individual goals.  The Committee uses its discretion regarding how much weight to place on any one, or several, of the qualitative scorecard items in determining the amount, if any, of the scorecard-based component to award in any fiscal year.

The following table sets forth the percentages of target cash bonuses participants will earn under the performance-based component of the annual cash bonus plan at various levels of Adjusted EBITDA in relation to Budgeted EBITDA:

Performance-Based Component
	Actual Adjusted EBITDA as a % of Budgeted EBITDA	% of Target Cash Bonus Earned
Maximum	120% and above	120%
	119%	119%
	118%	118%
	117%	117%
	116%	116%
	115%	115%
	114%	114%
	113%	113%
	112%	112%
	111%	111%
	110%	110%
	109%	109%
	108%	108%
	107%	107%
	106%	106%
	105%	105%
	104%	104%
	103%	103%
	102%	102%
	101%	101%
Target	100%	100%
	99%	98%
	98%	96%
	97%	94%
	96%	92%
	95%	90%
	94%	88%
	93%	86%
	92%	84%
	91%	82%
	90%	80%
	89%	77%
	88%	74%
	87%	71%
	86%	68%
	85%	65%
	84%	62%
	83%	59%
	82%	56%
	81%	53%
Entry	80%	50%
	Below 80%	0%

Fiscal 2020 Annual Cash Bonus

For fiscal 2020, our Budgeted EBITDA was $285 million.  Our Actual Adjusted EBITDA was such that each of our executive officers earned 77% of his or her target cash bonus for the performance-based component of the annual cash bonus plan.  During the previous two fiscal years, our Actual Adjusted EBITDA was such that each of our named executive officers earned 94% and 101% of his target cash bonus for fiscal 2019 and fiscal 2018, respectively.  Additionally, for fiscal 2020, fiscal 2019 and fiscal 2018, based on the Committee’s evaluation of the qualitative scorecard-based components discussed above, the Committee awarded each of our named executive officers 0%, 0% and 10%, respectively, of the target cash bonuses for the scorecard-based component of the annual cash bonus plan.  Accordingly, based on the performance of Suburban, and the named executive officers, in fiscal 2021, 77% of target cash bonuses will be paid out in relation to fiscal 2020, in fiscal 2020, 94% of target cash bonuses were paid out in relation to fiscal 2019 and in fiscal 2019, 111% of target cash bonuses were paid out in relation to fiscal 2018.

The fiscal 2020 target cash bonuses established for each named executive officer and the actual cash bonuses earned by each of them during fiscal 2020 are summarized as follows:

Name	Fiscal 2020 Target Cash Bonus as a Percentage of Base Salary	Fiscal 2020 Target Cash Bonus	Fiscal 2020 Actual Cash Bonus Earned at 77%
Michael A. Stivala	100%	$600,000	$462,000
Michael A. Kuglin	80%	$320,000	$246,400
Steven C. Boyd	80%	$320,000	$246,400
Douglas T. Brinkworth	80%	$288,000	$221,760
Neil E. Scanlon	80%	$256,000	$197,120

The Use of Discretion

The Committee retains the right to exercise its broad discretionary powers to decrease or increase the annual cash bonus paid to a particular named executive officer, upon the recommendation of our President and Chief Executive Officer, or to the named executive officers as a group, when the Committee determines that an adjustment is warranted.  The Committee has not exercised this authority since fiscal 2017.

If the Committee were to exercise its discretionary authority, any such discretionary bonuses provided to our named executive officers would be reported in the column titled “Bonus” in the Summary Compensation table below.  The bonus payments earned by our named executive officers under the annual cash bonus plan for fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

At its November 10, 2020 meeting, the Committee approved the following fiscal 2021 target cash bonus opportunities for our named executive officers, which are unchanged from the opportunities established for fiscal 2020:

Name	Fiscal 2021 Target Cash Bonus as a Percentage of Base Salary	Fiscal 2021 Target Cash Bonus
Michael A. Stivala	100%	$600,000
Michael A. Kuglin	80%	$320,000
Steven C. Boyd	80%	$320,000
Douglas T. Brinkworth	80%	$288,000
Neil E. Scanlon	80%	$256,000

Long-Term Incentive Plan

To complement the annual cash bonus plan, which focuses on our short-term performance goals, the Long-Term Incentive Plan, which we hereafter refer to as the “LTIP,” is a phantom unit plan that is designed to motivate our executive officers to focus on our long-term financial goals.  Under the LTIP, performance is assessed over a three-year measurement period and, as such, at the beginning of each fiscal year, there are three active award cycles.  For example, at the beginning of fiscal 2020 the active award cycles include:  the fiscal 2018 award, which started at the beginning of fiscal 2018 and ended at the conclusion of fiscal 2020; the fiscal 2019 award, which started at the beginning of fiscal 2019 and will end at the conclusion of fiscal 2021; and the fiscal 2020 award, which started at the beginning of fiscal 2020 and will end at the conclusion of fiscal 2022.  Each of these award cycles were granted pursuant to the provisions of the 2014 Long-Term Incentive Plan, which we refer to as the “2014 LTIP,” and performance will be measured based on the level of our distribution coverage ratio over the respective three-year measurement period, which we refer to as the “Distribution Coverage Ratio,” as further described below.  At its July 21, 2020 meeting, the Committee re-evaluated the performance criteria of the 2014 LTIP, and authorized a benchmarking study of long-term incentive compensation plan design and performance measures to be performed by WTW in order to ensure that the LTIP continues to be competitive with market practices, and that the performance measures continue to promote behaviors to support the long-term growth and sustainability of Suburban.  At its November 10, 2020 meeting, the Committee adopted the 2021 Long-Term Incentive Plan, which we refer to as the “2021 LTIP,” to replace the 2014 LTIP for future award cycles that begin with the fiscal 2021 award.  The 2014 LTIP will continue to be operative for the two outstanding award cycles at the beginning of fiscal 2021 (i.e., the fiscal 2019 and 2020 awards, which will end at the conclusion of fiscal years 2021 and 2022, respectively).  For purposes of the 2021 LTIP, performance will be evaluated using two separate measurement components:  (i) 75% weight based on the level of average distributable cash flow of Suburban over the three-year measurement period, which we refer to as the “Distributable Cash Flow Component;” and (ii) 25% weight based on the achievement of certain operating and strategic objectives, set by the Committee, over the three-year measurement period, which we refer to as the “Operating/Strategic Objectives Component,” as further described below.

Performance Condition for 2014 LTIP

Under the 2014 LTIP, performance is assessed based on the level of our distribution coverage ratio over a three-year measurement period, which we refer to as “Distribution Coverage Ratio.”  This ratio will be calculated (as shown below) by dividing our Average Distributable Cash Flow generated during an outstanding award’s three-year measurement period by a Baseline Cash Flow set on the initial grant date of the award (i.e., the beginning of the award cycle’s three-year measurement period), as follows:

Average Distributable Cash Flow

(Average Actual Adjusted EBITDA less maintenance capital expenditures, cash interest expense and other adjustments)

Baseline Cash Flow

(Total # of Common Units outstanding at beginning of the three-year measurement period times the then annualized distribution rate)

Definitions

Distributable Cash Flow: represents Actual Adjusted EBITDA for a particular fiscal year less maintenance capital expenditures, cash interest expense, and the provision for income taxes for the same fiscal year.

Actual Adjusted EBITDA: represents the same definition as Actual Adjusted EBITDA under the annual cash bonus plan.

Average Distributable Cash Flow: represents average distributable cash flow for each of the three years in a particular award’s three-year measurement period, plus the product of the number of Common Units outstanding at the beginning of the three-year measurement period and the annual differences between the per Common Unit annualized distribution rate at the beginning of the three-year measurement period and the actual per Common Unit distributions paid during each of those three years.

Baseline Cash Flow: represents the total number of Common Units outstanding at the beginning of the three-year measurement period multiplied by the then per Common Unit annualized distribution rate.

The following table summarizes the performance targets and associated level of vesting, based on the achievement level of the Distribution Coverage Ratio, for the fiscal 2018 and fiscal 2019 awards.

Distribution Coverage Ratio	% of Award Earned
1.25 or higher (Maximum)	150%
1.10 (Target)	100%
1.00 (Entry)	50%
Less than 1.00	0%

For every additional 0.01 increase in the Distribution Coverage Ratio, an additional 3.3% of the award will be earned.  Between target and maximum performance, awards will be earned according to the following schedule:

Distribution Coverage Ratio	% of Award Earned
1.25 or higher	150.0%
1.24	146.7%
1.23	143.3%
1.22	140.0%
1.21	136.7%
1.20	133.3%
1.19	130.0%
1.18	126.7%
1.17	123.3%
1.16	120.0%
1.15	116.7%
1.14	113.3%
1.13	110.0%
1.12	106.7%
1.11	103.3%
1.10	100.0%

At its November 12, 2019 meeting, the Committee re-evaluated the 2014 LTIP to ensure that the plan provides the opportunity to earn an incentive that is challenging, yet reasonably attainable.  With that in mind, the Committee increased the distribution coverage ratios at which target and maximum payout levels can be earned under the 2014 LTIP.  The following table summarizes the performance targets and associated level of vesting, based on the achievement of the Distribution Coverage Ratio to which the fiscal 2020 award is subject.

Distribution Coverage Ratio	% of Award Earned
1.50 or higher (Maximum)	150%
1.20 (Target)	100%
1.00 (Entry)	50%
Less than 1.00	0%

For every additional 0.01 increase in the Distribution Coverage Ratio, an additional 2% of the award will be earned.  Between target and maximum performance, awards will be earned according to the following schedule:

Distribution Coverage Ratio	% of Award Earned	Distribution Coverage Ratio	% of Award Earned
1.50 or higher	150.0%	1.34	118.0%
1.49	148.0%	1.33	116.0%
1.48	146.0%	1.32	114.0%
1.47	144.0%	1.31	112.0%
1.46	142.0%	1.30	110.0%
1.45	140.0%	1.29	108.0%
1.44	138.0%	1.28	106.0%
1.43	136.0%	1.27	104.0%
1.42	134.0%	1.26	102.0%
1.41	132.0%	1.25	100.0%
1.40	130.0%
1.39	128.0%
1.38	126.0%
1.37	124.0%
1.36	122.0%
1.35	120.0%

Grant Process

At the beginning of each fiscal year, LTIP phantom unit awards are granted as a Committee-approved percentage of each named executive officer’s salary.  In accordance with the terms of the 2014 LTIP and the 2021 LTIP, at the beginning of each three-year measurement period, the number of each named executive officer’s unvested LTIP phantom unit award is calculated by dividing his target LTIP amount (representing 50% of that named executive officer’s target cash bonus under the annual cash bonus plan) by the average of the closing prices of our Common Units for the twenty days preceding the beginning of the three-year measurement period.

Cash Payments

For awards granted under the 2014 LTIP and 2021 LTIP, our named executive officers, as well as the other LTIP participants (all of whom are key employees), will, at the end of the three-year measurement period, receive cash payments equal to: (i) the quantity of the participant’s unvested phantom units that become vested phantom units at the conclusion of the three-year measurement period based on the applicable percentage earned under the respective plan multiplied by;  (ii) the average of the closing prices of our Common Units for the twenty days preceding the conclusion of the three-year measurement period, plus the sum of the distributions that would have inured to one of our outstanding Common Units during the three-year measurement period.

Vesting of the Fiscal 2018 LTIP Award

The three-year measurement period of the fiscal 2018 award ended simultaneously with the conclusion of fiscal 2020.  Our Distribution Coverage Ratio was such that the participants, including our named executive officers, earned 150% of their target payment amounts.

Retirement Provision

The retirement provision applies to all LTIP participants who have been employed by Suburban for ten years and have attained age 55.  A retirement-eligible participant’s outstanding awards under the LTIP will vest as of the retirement-eligible date, but will remain subject to the same three-year measurement period for purposes of determining the eventual cash payment, if any, at the conclusion of the remaining measurement period. Mr. Boyd, Mr. Brinkworth and Mr. Scanlon are our only named executive officers to whom this retirement provision applied at the conclusion of fiscal 2020.

Outstanding Awards under the 2014 LTIP

The following are the quantities of unvested LTIP phantom units granted to our named executive officers during fiscal 2020 and fiscal 2019 that will be used to calculate cash payments at the end of each award’s respective three-year measurement period (i.e., at the end of fiscal 2022 for the fiscal 2020 award and at the end of fiscal 2021 for the fiscal 2019 award):

Name	Fiscal 2020 Award	Fiscal 2019 Award
Michael A. Stivala	12,650	11,928
Michael A. Kuglin	6,747	6,333
Steven C. Boyd	6,747	6,333
Douglas T. Brinkworth	6,072	5,812
Neil E. Scanlon	5,397	5,205

The grant date values based on the target outcomes of the awards under the LTIP granted during fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

Performance Conditions for the 2021 LTIP

Based on the recommendations by WTW in the benchmarking study, the Committee established a two-component performance metric for 2021 LTIP awards granted subsequent to fiscal 2020, as follows:

•	75% based on the level of Average Distributable Cash Flow achieved during an outstanding award’s three-year measurement period; and
•	25% based on the achievement of certain Operating and Strategic Objectives (as determined by the Committee for each award cycle).

When approving an award, at the beginning of that particular award’s three-year measurement period, the Committee will establish a performance scale for the 75% component of the plan that will measure the Average Distributable Cash Flow for the three-year measurement period.  The target threshold for each fiscal year’s award cycle will represent a level of Average Distributable Cash Flow that reflects approximately 5% growth compared to a baseline distributable cash flow, or some other target threshold, as determined by the Committee.  The following table illustrates the potential payout percentages associated with various levels of Average Distributable Cash Flow for the three-year measurement period of the fiscal 2021 award:

	Average Distributable Cash Flow Performance Scale for the Three-Year Measurement Period (thousands)	Payout Percentage
Maximum Threshold	215,000	150%
	213,000	145%
	211,000	140%
	209,000	135%
	207,000	130%
	205,000	125%
	203,000	120%
	201,000	115%
	199,000	110%
	197,000	105%
Target Threshold	195,000	100%
	191,000	95%
	187,000	90%
	183,000	85%
	179,000	80%
	175,000	75%
	171,000	70%
	167,000	65%
	163,000	60%
	159,000	55%
	155,000	50%

The Committee will also establish specific Operating and Strategic Objectives for the 25% component of the plan that will measure our performance in achieving such Operating/Strategic Objectives for the three-year measurement period.  At the end of the three-year measurement period, the Committee will evaluate our performance compared to the Operating/Strategic Objectives set at the beginning of the three-year measurement period to determine the amount, if any, of the Operating/Strategic Objectives Component to award.  The following are the Operating/Strategic Objectives set by the Committee for the fiscal 2021 award:

1.	Achievement of Target Consolidated Leverage Ratio between 3.5x and 4.0x;
2.	Customer Base Growth; and
3.	Advancements in Suburban’s Go Green with Suburban Propane Initiative and Other Strategic Growth Initiatives.

The Committee will use its discretion regarding how much weight to place on any one, or several, of the Operating/Strategic Objectives in determining the amount to award, if any, of the 25% Operating/Strategic Objectives Component as follows:

Percentage of Operating/Strategic Objectives Component Earned
Maximum Threshold	150%
125%
Target Threshold	100%
75%
Minimum Threshold	50%

At its meeting on November 10, 2020, the Committee granted the following quantities of unvested LTIP phantom units to our named executive officers for fiscal 2021.  These quantities will be used to calculate cash payments, if earned, at the end of this award’s three-year measurement period (i.e., at the end of fiscal 2023).

Name	Fiscal 2021 Award
Michael A. Stivala	22,036
Michael A. Kuglin	11,753
Steven C. Boyd	11,753
Douglas T. Brinkworth	10,577
Neil E. Scanlon	9,402

Restricted Unit Plans

At their July 22, 2009 Tri-Annual Meeting, our Unitholders approved the adoption of our 2009 Restricted Unit Plan, which we refer to as the “2009 RUP,” effective August 1, 2009.  Upon adoption, this plan authorized the issuance of 1,200,000 Common Units to our named executive officers, managers, other employees and to the members of our Board of Supervisors.  On May 13, 2015, following approval by our Unitholders at their 2015 Tri-Annual Meeting, we adopted an amendment to the 2009 RUP which increased the number of Common Units authorized for issuance under this plan by 1,200,000 for a total of 2,400,000.  The 2009 RUP expired on July 31, 2019, at the end of its ten-year term, although unvested awards remain outstanding in accordance with their terms.

Because the 2009 RUP expired by its terms on July 31, 2019, at their May 15, 2018 Tri-Annual Meeting, our Unitholders approved the adoption of our 2018 Restricted Unit Plan, which we refer to as the “2018 RUP.”  Upon adoption, this plan authorized the issuance of 1,800,000 Common Units to our named executive officers, managers, other employees and to members of our Board of Supervisors.  The provisions of the 2018 RUP are substantially identical to the provisions of the 2009 RUP with two notable exceptions:  First, for those individuals who meet the retirement-eligible criteria of the retirement provisions of the 2018 RUP, unvested awards must be held for more than twelve months in order for the retirement provisions of the plan document to apply to such award whereas the 2009 RUP required a six-month holding period.  Second, unlike the 2009 RUP, the 2018 RUP places a five percent (5%) limit on the number of units then authorized for issuance under the 2018 RUP that may (a) be awarded with a vesting schedule other than the standard vesting schedule described below, and (b) subject to certain limited exceptions, have their vesting accelerated to a date prior to the twelve-month anniversary of the effective date of their grant. When the Committee authorizes an award of restricted units, the unvested units underlying an award do not provide the grantee with voting rights and do not receive distributions or accrue rights to distributions during the vesting period.  At the conclusion of fiscal 2020, 1,166,353 restricted units remained available under the 2018 RUP for future awards.

Grant Process

All restricted unit awards are approved by the Committee.  Because individual circumstances differ, the Committee has not adopted a formulaic approach to making restricted unit awards.  Although the reasons for granting an award can vary, the general objective of granting an award to a recipient is to retain the services of the recipient over the vesting period while, at the same time, providing the type of motivation that further aligns the long-term interests of the recipient with the long-term interests of our Unitholders.  The reasons for which the Committee grants restricted unit awards include, but are not limited to, the following:

•	To attract skilled and capable candidates to fill vacant positions;
•	To retain the services of an employee;
•	To provide an adequate compensation package to accompany an internal promotion; and
•	To reward outstanding performance.

In determining the quantity of restricted units to grant to named executive officers and other key employees, the Committee considers, without limitation:

•	The named executive officer’s or key employee’s scope of responsibility, performance and contribution to meeting our objectives;
•	The total cash compensation opportunity provided to the named executive officer or key employee for whom the award is being considered;
•	The value of similar equity awards to named executive officers of similarly sized companies; and
•	The current value of an equivalent quantity of outstanding Common Units.

In addition, in establishing the level of restricted units to grant to our named executive officers, the Committee considers the existing level of outstanding unvested restricted unit awards held by our named executive officers.

The Committee generally approves awards under our Restricted Unit Plans at its first meeting each fiscal year following the availability of the financial results for the prior fiscal year; however, occasionally the Committee grants awards at other times of the year, particularly when the need arises to grant awards because of promotions and new hires.

Upon vesting, restricted units are automatically converted into our Common Units, with full voting rights and rights to receive distributions.

Vesting Schedule

The standard vesting schedule of all of our outstanding 2009 RUP and 2018 RUP awards is one third of each award on each of the first three anniversaries of the award grant date.  The Committee retains the ability to deviate, at its discretion, from the normal vesting schedule with respect to particular restricted unit awards, subject to the limitations set forth in the 2018 RUP, and described above, with respect to restricted units awarded under that plan.  Unvested awards are subject to forfeiture in certain circumstances, as defined in the Restricted Unit Plans.

Outstanding Awards under the 2009 RUP and 2018 RUP

At its November 12, 2019 meeting, the Committee approved a grant of restricted units to each of our named executive officers.  In determining these fiscal 2020 awards for our named executive officers, the Committee relied upon information provided by the Mercer benchmarking database and recommendations by WTW to conclude that these awards were necessary to remediate shortfalls perceived by the Committee in the cash compensation opportunities provided by Suburban to these executives, as well as in recognition of their individual achievements throughout fiscal 2019.  The Committee uses restricted unit awards to satisfy a perceived need to balance cash compensation with equity (or non-cash) compensation, and to encourage our named executive officers, and other key employees, to have an equity stake in Suburban, thereby further aligning the economic interests of our named executive officers with the economic interests of our Unitholders.

The following table summarizes the 2018 RUP awards granted to our named executive officers at the Committee’s November 12, 2019 meeting:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2019	50,419
Michael A. Kuglin	November 15, 2019	31,512
Steven C. Boyd	November 15, 2019	31,512
Douglas T. Brinkworth	November 15, 2019	29,411
Neil E. Scanlon	November 15, 2019	28,361

The aggregate grant date fair values of 2009 RUP and 2018 RUP awards made during fiscal 2020, fiscal 2019 and fiscal 2018, computed in accordance with accounting principles generally accepted in the United States of America, are reported in the column titled “Unit Awards” in the Summary Compensation Table below.

Retirement Provisions

The 2009 RUP and the 2018 RUP contain retirement provisions that provide for the issuance of Common Units (six months and one day after the retirement date of qualifying participants) relating to unvested awards held by a retiring participant who meets all three of the following conditions on his or her retirement date:

•	The unvested award has been held by the grantee for at least six months under the 2009 RUP and at least one year under the 2018 RUP;
•	The grantee is age 55 or older; and
•	The grantee has worked for us, or one of our predecessors, for at least 10 years.

Mr. Boyd, Mr. Brinkworth and Mr. Scanlon are our only named executive officers to whom these retirement provisions applied at the end of fiscal 2020.

At its November 10, 2020 meeting, the Committee granted the following 2018 RUP awards to our named executive officers:

Name	Grant Date	Quantity
Michael A. Stivala	November 15, 2020	72,287
Michael A. Kuglin	November 15, 2020	45,180
Steven C. Boyd	November 15, 2020	45,180
Douglas T. Brinkworth	November 15, 2020	42,168
Neil E. Scanlon	November 15, 2020	42,168

The Committee granted these awards in order to further align the economic interests of named executive officers with the economic interests of our Common Unitholders.

At the Meeting, our Unitholders will be asked to approve an Amended and Restated 2018 Restricted Unit Plan, with provisions substantially similar to the 2018 RUP, authorizing the issuance of 1,725,000 Common Units pursuant to awards granted under this Plan.  See Proposal No. 3 – “Approval of the Amended and Restated 2018 Restricted Unit Plan” below.

Distribution Equivalent Rights Plan

In January 2017, the Committee adopted a Distribution Equivalent Rights Plan, which we refer to as the “DER Plan,” as a component of executive compensation based on data provided by WTW that indicated a DER Plan aligned with industry norms (77% of other publicly traded partnerships and 92% of a sample of broader energy/utility companies, at that time, provided such plans to their executives in one form or another).  The Committee adopted the DER Plan because the cash compensation resulting from the DER Plan would help, in certain instances, to lessen the gap between the total compensation paid to some of our named executive officers and the benchmark compensation data.  Additionally, the Committee intends for the DER Plan to provide our named executive officers with a reasonable balance between performance-based and non-performance based cash opportunities and to assist our named executive officers to obtain funds to settle the taxes on equity-based compensation (i.e., taxes generated when restricted units vest).  Most importantly, the Committee believes that this form of compensation further aligns the interests of our named executive officers with the interests of our Unitholders because it provides an incentive for the types of behaviors that lead to distribution sustainability and growth.

Our named executive officers (as defined in the DER Plan) are eligible for a distribution equivalent right, which we refer to as a “DER,” award under the DER Plan at the discretion of the Committee.  Once awarded, a DER entitles the grantee to a cash payment each time our Board of Supervisors declares a cash distribution on our Common Units, but only after such distribution is paid to the Unitholders, which cash payment is equal to the amount calculated by multiplying (A) the number of unvested restricted units that have been previously awarded to the grantee under the Restricted Unit Plans and which are held by the grantee on the record date of the distribution, by (B) the amount of the declared distribution per Common Unit. The form of award agreement under the DER Plan expressly provides that the Committee retains the right to cancel, in whole or in part, any DER after its award, with or without cause.  DERs also automatically terminate on the first to occur of: (a) the termination of the grantee’s employment with us or our subsidiary (except for those situations when such termination does not result in the forfeiture of the unvested restricted units then held by the grantee), (b) the vesting, termination or forfeiture of all unvested restricted units then held by the grantee, or (c) the grantee becoming employed by us or our subsidiary in a role other than as an executive officer. Pursuant to the terms of the DER Plan, DERs, and cash payments thereunder, are considered to be “incentive compensation” for purposes of our incentive compensation recoupment policy described above.

At its January 17, 2017 meeting, the Committee granted DERs under the DER Plan to all of our named executive officers.  The following table summarizes the DER payments made to our named executive officers during fiscal 2020:

Name	Payment Amount
Michael A. Stivala	$193,357
Michael A. Kuglin	$120,020
Steven C. Boyd	$119,191
Douglas T. Brinkworth	$113,429
Neil E. Scanlon	$108,369

The DER Plan payments made to our named executive officers during fiscal 2020, fiscal 2019, and fiscal 2018 are reported in the column titled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below.

Benefits and Perquisites

Pension Plan

We sponsor a noncontributory defined benefit pension plan that was originally designed to cover all of our eligible employees who met certain criteria relative to age and length of service.  Effective January 1, 1998, we amended the plan in order to provide for a cash balance formula rather than the final average pay formula that was in effect prior to January 1, 1998, which we refer to as the “Cash Balance Plan.”  The cash balance formula is designed to evenly spread the growth of a participant’s earned retirement benefit throughout his or her career rather than the final average pay formula, under which a greater portion of a participant’s benefits were earned toward the latter stages of his or her career.  Effective

January 1, 2000, we amended the Cash Balance Plan to limit participation in this plan to existing participants and no longer admit new participants to the plan.  On January 1, 2003, we amended the Cash Balance Plan to cease future service and pay-based credits on behalf of the participants and, from that point on, participants’ benefits have increased only because of interest credits. Of our named executive officers, only Mr. Boyd, Mr. Brinkworth and Mr. Scanlon participate in the Cash Balance Plan.

The changes in the actuarial value, if any, relative to Mr. Boyd’s, Mr. Brinkworth’s and Mr. Scanlon’s participation in the Cash Balance Plan during fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table below.

Deferred Compensation

All employees, including our named executive officers, who satisfy certain service requirements, are eligible to participate in our IRC Section 401(k) Plan, which we refer to as the “401(k) Plan.” Under the 401(k) Plan, participants may defer a portion of their eligible cash compensation up to the limits established by law.  We offer the 401(k) Plan to attract and retain talented employees by providing them with a tax-advantaged opportunity to save for retirement.

For fiscal 2020, fiscal 2019 and fiscal 2018, all of our named executive officers participated in the 401(k) Plan.  The benefits provided to our named executive officers under the 401(k) Plan are provided on the same basis as to Suburban’s other exempt employees.  Amounts deferred by our named executive officers under the 401(k) Plan during fiscal 2020, fiscal 2019 and fiscal 2018 are included in the column titled “Salary” in the Summary Compensation Table below.

Our 401(k) Plan provides a match of $0.50 for every dollar contributed up to 6% of each participant’s total base pay, up to a maximum compensation limit of $285,000 for calendar year 2020, $280,000 for calendar year 2019 and $275,000 for calendar year 2018. If, however, Actual Adjusted EBITDA is 115% or more than Budgeted EBITDA, each participant will receive a match of $1 for every dollar contributed up to 6% of each participant’s total base pay, up to the applicable maximum compensation limits.  For fiscal 2020, fiscal 2019 and fiscal 2018, the performance conditions that provide for more than the $0.50 match were not met.

The matching contributions made on behalf of our named executive officers for fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Other Benefits

Each named executive officer is eligible to participate in all of our other employee benefit plans, such as the medical, dental, group life insurance and disability plans, on the same basis as other exempt employees.  These benefit plans are offered to attract and retain talented employees by providing them with competitive benefits.

There are no post-termination or other special rights provided to any named executive officer to participate in these benefit programs other than the right to participate in such plans for a fixed period of time following termination of employment, on the same basis as is provided to other exempt employees, as required by law.

The costs of all such benefits incurred on behalf of our named executive officers in fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Perquisites

Perquisites represent a minor component of our executive officers’ compensation.  Each of our named executive officers is eligible for tax preparation services, a company-provided vehicle, and an annual physical.

The following table summarizes both the value and the utilization of these perquisites by our named executive officers in fiscal 2020.

Name	Tax Preparation Services	Employer Provided Vehicle	Physical
Michael A. Stivala	$—	$18,648	$3,150
Michael A. Kuglin	$—	$17,594	$3,150
Steven C. Boyd	$4,000	$8,563	$—
Douglas T. Brinkworth	$3,200	$16,936	$—
Neil E. Scanlon	$3,200	$17,131	$3,150

Perquisite-related costs for fiscal 2020, fiscal 2019 and fiscal 2018 are reported in the column titled “All Other Compensation” in the Summary Compensation Table below.

Severance Benefits

We believe that, in most cases, employees should be paid reasonable severance benefits.  Therefore, it is our general policy to provide named executive officers who are terminated by us without cause or who choose to terminate their employment with us for good reason with a severance payment equal to, at a minimum, one year’s base salary, unless circumstances dictate otherwise.  This policy was adopted because it may be difficult for former named executive officers to find comparable employment within a short period of time.  However, depending upon individual facts and circumstances, particularly the severed employee’s tenure with us and the employee’s level, we may make exceptions to this general policy.

Change of Control

Our executive officers and other key employees have built Suburban into the successful enterprise that it is today; therefore, we believe that it is important to protect them in the event of a change of control.  Further, it is our belief that the interests of our Unitholders will be best served if the interests of our executive officers are aligned with them, and that providing change of control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change of control transactions that may be in the best interests of our Unitholders.  Additionally, we believe that the severance benefits provided to our executive officers and to our key employees are consistent with market practice and appropriate, both because these benefits are an inducement to accepting employment, and because the executive officers are subject to non-competition and non-solicitation covenants for a period following termination of employment. Therefore, our executive officers and other key employees are provided with severance protection following a change of control, which we refer to as the “Severance Protection Plan.”  During fiscal 2020, our Executive Special Severance Plan covered all of our executive officers, including our named executive officers.

Based on the results of the benchmarking study performed by WTW, at its November 12, 2019 meeting, the Committee approved the Executive Special Severance Plan, which became effective January 1, 2020.  The Executive Special Severance Plan is intended to provide double-trigger severance benefits to our named executive officers and certain other senior employees of Suburban in the event that their employment is terminated by us without “cause” or by the participant for “good reason” (as defined in the Executive Special Severance Plan) during the six-month period prior to, or upon or within the 24-month period following, a change of control (defined as described below).  Under the Executive Special Severance Plan, a participant is entitled to receive a lump sum cash payment equal to one-fifty-second (1/52nd) of the sum of the participant’s base salary plus target bonus, multiplied by the number of severance weeks available to the participant.  The number of severance weeks for each of our named executive officers is 156.  In addition to cash severance, participants are also entitled to receive continued health coverage, a pro-rata bonus for the year of termination and outplacement services.  Participants must execute a release of claims, inclusive of an 18-month non-competition, non-solicitation and non-disparagement covenant as a condition of receiving severance payments under the plans.

In addition, under the Restricted Unit Plans, upon a change of control, without regard to whether a participant’s employment is terminated, all unvested awards granted under these plans will vest immediately and become distributable to the participants.  In addition, under our 2014 and 2021 Long-Term Incentive Plans, upon a change of control and without regard to whether a participant’s employment is terminated, all outstanding, unvested phantom unit awards will vest immediately as if the three-year measurement period for each outstanding award concluded on the date the change of control occurred.  Under the 2014 and 2021 Long-Term Incentive Plans, an amount equal to the cash value of 150% of a participant’s unvested phantom units under the respective LTIP, plus a sum equal to 150% of a participant’s unvested LTIP units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which a change of control occurred, would become payable to the participants.

For purposes of these benefits, a change of control is deemed to occur, in general, if:

•

An acquisition of our Common Units or voting equity interests by any person immediately after which such person beneficially owns more than 30% of the combined voting power of our then outstanding Common Units, unless such acquisition was made by (a) us or our Affiliates (as that term is defined in the provisions of the various plans), or any employee benefit plan maintained by us or any of our Affiliates, or (b) any person in a transaction where (A) the existing holders prior to the transaction own at least 50% of the voting power of the entity surviving the transaction and (B) none of the Unitholders other than us, our Affiliates, any employee benefit plan maintained by us, our Affiliates, or the surviving entity, or the existing beneficial owner of more than 25% of the outstanding Common Units owns more than 25% of the combined voting power of the surviving entity, which transaction we refer to as a “Non-Control Transaction;” or

•

The consummation of (a) a merger, consolidation or reorganization involving us other than a Non-Control Transaction; (b) our complete liquidation or dissolution; or (c) the sale or other disposition of 40% or more of the gross fair market value of all of our assets to any person (other than a transfer to a subsidiary).

For additional information pertaining to severance payable to our named executive officers following a change of control-related termination, see the tables titled “Potential Payments Upon Termination” below.

Impact of Accounting and Tax Treatments of Executive Compensation

As we are a partnership and not a corporation for federal income tax purposes, we are not subject to the limitations of IRC Section 162(m) with respect to tax deductible executive compensation.  Accordingly, none of the compensation paid to our named executive officers is subject to a limitation as to tax deductibility.  However, if such tax laws related to executive compensation change in the future, the Committee will consider the implication of such changes to us.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis.  Based on its review and discussions with management, the Committee recommended to the Board of Supervisors that this Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Jane Swift, Chair1

Matthew J. Chanin

Harold R. Logan, Jr.

1  Ms. Swift was appointed to the Compensation Committee as its Chair effective January 1, 2021.  Accordingly, Ms. Swift was not a member of the Compensation Committee in November 2020 when the Compensation Committee reviewed, discussed with management, and recommended to the Board of Supervisors the inclusion of the Compensation Discussion and Analysis included in Suburban’s Annual Report on Form 10-K.  Ms. Swift was a member of the Compensation Committee at the time it reviewed, discussed with management, and recommended to the Board of Supervisors the inclusion of the Compensation Discussion and Analysis included in this Proxy Statement.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of each named executive officer during the fiscal years ended September 26, 2020, September 28, 2019 and September 29, 2018:

Name	Year	Salary (1)	Bonus (2)	Unit Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i)	(j)
Michael A. Stivala	2020	$600,000	$—	$1,308,038	$655,357	$—	$56,965	$2,620,360
President and Chief Executive Officer	2019	$550,000	$—	$1,228,007	$708,322	$—	$53,111	$2,539,440
	2018	$550,000	$—	$1,112,369	$758,438	$—	$57,777	$2,478,584

Michael A. Kuglin	2020	$400,000	$—	$781,676	$366,420	$—	$53,430	$1,601,526
Chief Financial Officer and	2019	$365,000	$—	$704,002	$394,245	$—	$51,127	$1,514,374
Chief Accounting Officer	2018	$365,000	$—	$699,628	$417,934	$—	$50,287	$1,532,849

Steven C. Boyd	2020	$400,000	$—	$781,676	$365,591	$50,391	$46,952	$1,644,610
Chief Operating Officer	2019	$365,000	$—	$704,002	$390,101	$53,528	$43,890	$1,556,521
	2018	$365,000	$—	$699,628	$411,199	$—	$46,674	$1,522,501

Douglas T. Brinkworth	2020	$360,000	$—	$722,608	$335,189	$27,969	$54,217	$1,499,983
Senior Vice President -	2019	$335,000	$—	$668,546	$363,843	$29,507	$52,212	$1,449,108
Product Supply, Purchasing and Logistics	2018	$335,000	$—	$665,197	$382,815	$—	$54,897	$1,437,909

Neil E. Scanlon	2020	$320,000	$—	$682,652	$305,489	$28,099	$57,254	$1,393,494
Senior Vice President,	2019	$300,000	$—	$630,457	$332,075	$29,527	$51,675	$1,343,734
Information Services	2018	$300,000	$—	$609,246	$347,521	$—	$53,469	$1,310,236

(1)

Includes amounts deferred by named executive officers as contributions to the 401(k) Plan.  For more information on the relationship between salaries and other cash compensation (i.e., annual cash bonuses, LTIP awards, and DER Plan payments), refer to the subheading titled “Components of Compensation” in the “Compensation Discussion and Analysis” above.

(2)

This column is reserved for discretionary cash bonuses that are not based on any performance criteria.  During fiscal years 2020, 2019 and 2018, the Committee did not provide our named executive officers with non-performance related bonus payments.  For more information, refer to the subheading titled “Annual Cash Bonus Plan” in the “Compensation Discussion and Analysis” above.

(3)

The amounts reported in this column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718, of restricted unit awards made during fiscal years 2020, 2019 and 2018, as well as the aggregate grant date fair value of awards made in fiscal years 2020, 2019, and 2018 under the LTIP, based on the target outcome with respect to satisfaction of the performance conditions.  These amounts were calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 11 of the Notes to Consolidated Financial Statements included in this Annual Report, but disregarding estimates of forfeiture.  For the LTIP awards granted in fiscal 2020, assuming the highest level of performance conditions were achieved, the amounts for Messrs. Stivala, Kuglin, Boyd, Brinkworth and Scanlon would be $586,620, $312,868, $312,868, $281,578, and $250,288, respectively.  Because the amounts of actual LTIP payments are predicated on the satisfaction of performance conditions, these amounts are not indicative of payments our named executive officers will ultimately receive under the LTIP at the end of the applicable measurement period.  The actual payments earned by our named executive officers for the 2018 LTIP awards (the measurement period of which concluded at the end of fiscal 2020) are reported in the “Equity Vested Table for 2020” below.  The specific details regarding these plans are provided in the preceding “Compensation Discussion and Analysis” under the subheadings “Restricted Unit Plan” and “Long-Term Incentive Plan.”  The breakdown for each plan with respect to each named executive officer is as follows:

Plan Name	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
2020
RUP	$916,958	$573,098	$573,098	$534,890	$515,794
LTIP	391,080	208,578	208,578	187,718	166,858
Total	$1,308,038	$781,676	$781,676	$722,608	$682,652
2019
RUP	$867,125	$512,404	$512,404	$492,700	$472,981
LTIP	360,882	191,598	191,598	175,846	157,476
Total	$1,228,007	$704,002	$704,002	$668,546	$630,457
2018
RUP	$756,866	$510,889	$510,889	$491,971	$454,117
LTIP	355,503	188,739	188,739	173,226	155,129
Total	$1,112,369	$699,628	$699,628	$665,197	$609,246

(4)

The fiscal 2020, fiscal 2019 and fiscal 2018 breakdowns of each named executive officer’s earnings under the annual cash bonus plan and the DER Plan are presented in the table that follows. For more information regarding the performance measures of the annual cash bonus plan, please refer to the subheading titled “Annual Cash Bonus Plan” and “Distribution Equivalent Rights Plan” in the “Compensation Discussion and Analysis.”

2020	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
Annual Cash Bonus	$462,000	$246,400	$246,400	$221,760	$197,120
DER Payments	193,357	120,020	119,191	113,429	108,369
Total	$655,357	$366,420	$365,591	$335,189	$305,489

2019	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
Annual Cash Bonus	$517,000	$274,480	$274,480	$251,920	$225,600
DER Payments	191,322	119,765	115,621	111,923	106,475
Total	$708,322	$394,245	$390,101	$363,843	$332,075

2018	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
Annual Cash Bonus	$610,500	$324,120	$324,120	$297,480	$266,400
DER Payments	147,938	93,814	87,079	85,335	81,121
Total	$758,438	$417,934	$411,199	$382,815	$347,521

(5)

Nothing was reported in this column for fiscal 2018 because there was a decline in value of the participating named executive officers’ Cash Balance Plan holdings.  The declines in pension values for fiscal 2018 were as follows: ($12,346), ($5,376) and ($3,969) for Messrs. Boyd, Brinkworth and Scanlon, respectively.  Mr. Stivala and Mr. Kuglin do not participate in the Cash Balance Plan.

(6)	The amounts reported in this column consist of the following:

Fiscal 2020
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
401(k) Match	$8,550	$8,550	$8,550	$8,550	$8,550
Value of Annual Physical Examination	3,150	3,150	—	—	3,150
Value of Suburban Provided Vehicles	18,648	17,594	8,563	16,936	17,131
Tax Preparation Services	—	—	4,000	3,200	3,200
Cash Balance Plan Administrative Fees	—	—	762	762	762
Insurance Premiums	26,617	24,136	25,077	24,769	24,461
Total	$56,965	$53,430	$46,952	$54,217	$57,254

Fiscal 2019
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
401(k) Match	$8,400	$8,400	$8,400	$8,400	$8,400
Value of Annual Physical Examination	—	2,950	—	2,950	—
Value of Suburban Provided Vehicles	19,783	17,054	7,761	13,670	16,560
Tax Preparation Services	—	—	3,500	3,200	3,000
Cash Balance Plan Administrative Fees	—	—	762	762	762
Insurance Premiums	24,928	22,723	23,467	23,230	22,953
Total	$53,111	$51,127	$43,890	$52,212	$51,675

Fiscal 2018
Type of Compensation	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
401(k) Match	$8,250	$8,250	$8,250	$8,250	$8,250
Value of Annual Physical Examination	2,950	—	—	2,950	2,950
Value of Suburban Provided Vehicles	17,410	16,138	7,772	14,115	13,652
Tax Preparation Services	—	—	3,500	3,000	2,700
Cash Balance Plan Administrative Fees	—	—	1,500	1,500	1,500
Insurance Premiums	29,167	25,899	25,652	25,082	24,417
Total	$57,777	$50,287	$46,674	$54,897	$53,469

Note:  Column (f) was omitted from the Summary Compensation Table because we do not grant options to our employees.

Grants of Plan Based Awards Table for Fiscal 2020

The following table sets forth certain information concerning grants of awards made to each named executive officer during the fiscal year ended September 26, 2020:

	Plan	Grant	Approval	LTIP Units Underlying Equity Incentive Plan Awards	Estimated Future Payments Under Non-Equity Incentive Plan Awards		Estimated Future Payments Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Name	Date	Date	(LTIP) (5)	Target	Maximum	Target	Maximum	or Units	Awards (6)
(a)		(b)			(d)	(e)	(g)	(h)	(i)	(l)
Michael A. Stivala	RUP (1)	15 Nov 19	12 Nov 19						50,419	$916,958
	Bonus (2)	29 Sep 19	12 Nov 19		$600,000	$720,000
	LTIP (3)	29 Sep 19	12 Nov 19	12,650			$391,080	$586,620
	DER (4)	17 Jan 17	17 Jan 17		$193,357

Michael A. Kuglin	RUP (1)	15 Nov 19	12 Nov 19						31,512	$573,098
	Bonus (2)	29 Sep 19	12 Nov 19		$320,000	$384,000
	LTIP (3)	29 Sep 19	12 Nov 19	6,747			$208,578	$312,867
	DER (4)	17 Jan 17	17 Jan 17		$120,020

Steven C. Boyd	RUP (1)	15 Nov 19	12 Nov 19						31,512	$573,098
	Bonus (2)	29 Sep 19	12 Nov 19		$320,000	$384,000
	LTIP (3)	29 Sep 19	12 Nov 19	6,747			$208,578	$312,867
	DER (4)	17 Jan 17	17 Jan 17		$119,191

Douglas T. Brinkworth	RUP (1)	15 Nov 19	12 Nov 19						29,411	$534,890
	Bonus (2)	29 Sep 19	12 Nov 19		$288,000	$345,600
	LTIP (3)	29 Sep 19	12 Nov 19	6,072			$187,718	$281,577
	DER (4)	17 Jan 17	17 Jan 17		$113,429

Neil E. Scanlon	RUP (1)	15 Nov 19	12 Nov 19						28,361	$515,794
	Bonus (2)	29 Sep 19	12 Nov 19		$256,000	$307,200
	LTIP (3)	29 Sep 19	12 Nov 19	5,397			$166,858	$250,287
	DER (4)	17 Jan 17	17 Jan 17		$108,369

(1)

The quantity reported on these lines represents awards granted under 2018 RUP.  2018 RUP awards vest as follows:  one third of the award on the first anniversary of the grant date, one third of the award on the second anniversary of the grant date, and one third of the award on the third anniversary of the grant date (subject in each case to continued service through each such date).  Under 2018 RUP, if a recipient has held an unvested award for at least one year, is 55 years or older, and has worked for Suburban for at least ten years, an award held by such participant will vest six months and one day following such participant’s retirement if the participant retires prior to the conclusion of the normal vesting schedule, unless the Committee exercises its authority to alter the applicability of the plan’s retirement provisions in regard to a particular award.  Mr. Boyd, Mr. Brinkworth and Mr. Scanlon are the only named executive officers who satisfy the age and tenure criteria of the Restricted Unit Plans. A discussion of the general terms of the 2009 RUP (which has expired and under which no additional awards can be granted) and 2018 RUP, and the facts and circumstances considered by the Committee in authorizing these fiscal 2020 awards to our named executive officers, is included in the “Compensation Discussion and Analysis” under the subheading “Restricted Unit Plans.”

(2)

Amounts reported on these lines are the targeted and maximum annual cash bonus compensation potential for each named executive officer under the annual cash bonus plan as described in the “Compensation Discussion and Analysis” under the subheading “Annual Cash Bonus Plan.”  Actual amounts earned by the named executive officers for fiscal 2020 were equal to 77% of the “Target” amounts reported on this line.  Column (c) (“Threshold $”) was omitted because the annual cash bonus plan does not provide for a guaranteed minimum cash payment.  Because 77% of the “Target” awards were earned by our named executive officers during fiscal 2020, 77% of the “Target” amounts reported under column (d) have been reported in the Summary Compensation Table above.

(3)

The LTIP is a phantom unit plan.  Payments, if earned, are based on a combination of (i) the fair market value of our Common Units at the end of a three-year measurement period, which, for purposes of the LTIP, is the average of the closing prices for the twenty business days preceding the conclusion of the three-year measurement period, and (ii) cash equal to the distributions that would have inured to the same quantity of outstanding Common Units during the same three-year measurement period.  The fiscal 2020 award “Target” and “Maximum” amounts are estimates based upon (i) the fair market value (the average of the closing prices of our Common Units for the twenty business days preceding the first day of fiscal 2020) of our Common Units at the beginning of fiscal 2020, and (ii) the estimated distributions over the course of the award’s three-year measurement period at the then current annualized distribution rate of $2.40 per Common Unit.  Column (f) (“Threshold”) was omitted because the LTIP does not provide for a guaranteed minimum cash payment.  The “Target” amount represents a hypothetical payment at 100% of target and the “Maximum” amount represents a hypothetical payment at 150% of target.  Detailed descriptions of the plan and the calculation of awards are included in the “Compensation Discussion and Analysis” under the subheading “Long-Term Incentive Plan.”

(4)

Amounts reported on these lines represent DER Plan payments made during the fiscal year.  Detailed descriptions of the DER Plan and the calculation of the payments are included in the “Compensation Discussion and Analysis” under the subheading “Distribution Equivalent Rights Plan.”

(5)

This column is frequently used when non-equity incentive plan awards are denominated in units; however, in this case, the numbers reported represent the LTIP phantom units each named executive officer was awarded under the LTIP during fiscal 2020.  The amounts in the “Estimated Future Payments Under Equity Incentive Plan Awards” column were based on the probable outcome with respect to satisfaction of the performance conditions and calculated in accordance with GAAP for financial reporting purposes based on the assumptions described in Note 11 of the Notes to Consolidated Financial Statements included in this Annual Report, but disregarding estimates of forfeiture.

(6)

The dollar amounts reported in this column represent the aggregate fair value of 2018 RUP awards on the grant date, based on the assumptions described in Note 11 of the Notes to Consolidated Financial Statements included in this Annual Report, but disregarding estimates of forfeiture.  The fair value shown may not be indicative of the value realized in the future upon vesting because of the variability in the trading price of our Common Units.

Note: Columns (j) and (k) were omitted from the Grants of Plan Based Awards Table because we do not award options to our employees.

Outstanding Equity Awards at Fiscal Year End 2020 Table

The following table sets forth certain information concerning outstanding equity awards under our 2009 RUP, 2018 RUP and LTIP unit awards for each named executive officer as of September 26, 2020:

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)
(a)	(g)	(h)	(i)	(j)
Michael A. Stivala	95,202	$1,386,141	24,578	$459,520
Michael A. Kuglin	59,062	$859,943	13,080	$244,531
Steven C. Boyd	59,062	$859,943	13,080	$244,531
Douglas T. Brinkworth	55,914	$814,108	11,884	$222,241
Neil E. Scanlon	53,492	$778,844	10,602	$198,292

(1)	The figures reported in this column represent the total quantity of each of our named executive officer’s unvested 2009 RUP and 2018 RUP awards.

The following is a schedule of when the 2009 RUP and 2018 RUP awards reported above will vest:

Name	Number of 2009 RUP and 2018 RUP Awards That Have Not Vested	Quantity That Will Vest on November 15, 2020	Quantity That Will Vest on November 15, 2021	Quantity That Will Vest on November 15, 2022
(a)	(g)	(h)	(i)	(j)
Michael A. Stivala	95,202	45,659	32,738	16,805
Michael A. Kuglin	59,062	28,640	19,918	10,504
Steven C. Boyd	59,062	28,640	19,918	10,504
Douglas T. Brinkworth	55,914	27,255	18,856	9,803
Neil E. Scanlon	53,492	25,896	18,143	9,453
(2)	The figures reported in this column represent the figures reported in column (g) multiplied by the average of the highest and the lowest trading prices of our Common Units on September 25, 2020,

the last trading day of fiscal 2020.
(3)

The amounts reported in this column represent the quantities of phantom units that underlie the outstanding and unvested fiscal 2020 and fiscal 2019 awards under the LTIP.  Payments, if earned, will be made to participants at the end of a three-year measurement period and will be based upon our distribution coverage ratio for the three-year measurement period.  For more information on the LTIP, refer to the subheading “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

(4)

The amounts reported in this column represent the estimated future target payouts of the fiscal 2020 and fiscal 2019 awards granted under the LTIP.  These amounts were computed by multiplying the quantities of the unvested phantom units in column (i) by the average of the closing prices of our Common Units for the twenty business days preceding September 26, 2020 (in accordance with the LTIP’s valuation methodology), and by adding to the product of that calculation the product of each year’s underlying phantom units times the sum of the distributions that are estimated to inure to an outstanding Common Unit during each award’s three-year measurement period.  Because of the variability of the trading prices of our Common Units, actual payments, if any, at the end of the three-year measurement period may differ.  The following chart provides a breakdown of each year’s awards:

	Mr. Stivala	Mr. Kuglin	Mr. Boyd	Mr. Brinkworth	Mr. Scanlon
Fiscal 2020 Phantom Units	12,650	6,747	6,747	6,072	5,397
Value of Fiscal 2020 Phantom Units	$172,217	$91,854	$91,854	$82,664	$73,475
Estimated Distributions over Measurement Period	$56,925	$30,362	$30,362	$27,324	$24,287

Fiscal 2019 Phantom Units	11,928	6,333	6,333	5,812	5,205
Value of Fiscal 2019 Phantom Units	$162,388	$86,217	$86,217	$79,125	$70,861
Estimated Distributions over Measurement Period	$67,990	$36,098	$36,098	$33,128	$29,669

Note: Columns (b), (c), (d), (e) and (f), all of which are for the reporting of option-related compensation, have been omitted from the “Outstanding Equity Awards At Fiscal Year End 2020 Table” because we do not grant options to our employees.

Equity Vested Table for Fiscal 2020

Awards under the Restricted Unit Plans are settled in Common Units upon vesting.  Awards under the LTIP, a phantom unit plan, are settled in cash. The following two tables set forth certain information concerning the vesting of awards under our 2009 RUP, 2018 RUP and the vesting of the fiscal 2018 award under our LTIP for each named executive officer during the fiscal year ended September 26, 2020:

Restricted Unit Plan
	Unit Awards
Name	Number of Common Units Acquired on Vesting	Value Realized on Vesting (1)
Michael A. Stivala	39,474	$917,573
Michael A. Kuglin	24,828	$577,127
Steven C. Boyd	23,447	$545,026
Douglas T. Brinkworth	22,762	$529,103
Neil E. Scanlon	21,754	$505,672

(1)	The value realized is equal to the average value of our Common Units on the vesting date, multiplied by the number of units that vested.

Long-Term Incentive Plan - Fiscal 2018 (2) Award
	Cash Awards
Name	Number of Phantom Units Cashed Out on Vesting (3)	Value Realized on Vesting (4)
Michael A. Stivala	11,181	$344,051
Michael A. Kuglin	5,936	$182,657
Steven C. Boyd	5,936	$182,657
Douglas T. Brinkworth	5,448	$167,640
Neil E. Scanlon	4,879	$150,132

(2)	The fiscal 2018 award’s three-year measurement period concluded on September 26, 2020.
(3)

In accordance with the formula described in the “Compensation Discussion and Analysis” under the subheading “Long-Term Incentive Plan,” these quantities were calculated at the beginning of the three-year measurement period and were based upon each individual’s salary and target cash bonus at that time.

(4)

The value (i.e., cash payment) realized was calculated in accordance with the terms and conditions of the LTIP.  For more information, refer to the subheading “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

Retirement Benefits Table for Fiscal 2020

The following table sets forth certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement for each named executive officer as of the end of the fiscal year ended September 26, 2020:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Michael A. Stivala (1)	N/A	N/A	$—	$—

Michael A. Kuglin (1)	N/A	N/A	$—	$—

Steven C. Boyd	Cash Balance Plan (2)	15	$337,269	$—
	LTIP (3)	N/A	$244,531	$—
	RUP (4)	N/A	$401,128	$—

Douglas T. Brinkworth	Cash Balance Plan (2)	6	$204,470	$—
	LTIP (3)	N/A	$222,241	$—
	RUP (4)	N/A	$385,884	$—

Neil E. Scanlon	Cash Balance Plan (2)	6	$174,336	$—
	LTIP (3)	N/A	$198,292	$—
	RUP (4)	N/A	$365,907	$—

(1)

Because Mr. Stivala and Mr. Kuglin commenced employment with Suburban after January 1, 2000, the date on which the Cash Balance Plan was closed to new participants, they do not participate in the Cash Balance Plan.

(2)	For more information on the Cash Balance Plan, refer to the subheading “Pension Plan” in the “Compensation Discussion and Analysis.”
(3)	On September 26, 2020, Mr. Boyd, Mr. Brinkworth and Mr. Scanlon were the only named executive officers who met the retirement criteria of the LTIP. For such participants, outstanding but unvested awards under the LTIP become fully vested.  However, payouts of these awards are deferred until the conclusion of each outstanding award’s three-year measurement period, based on the outcome of the distributable cash flow measurement for the 2020 and 2019 awards.  The numbers reported on these lines represent the target payout of Mr. Boyd’s, Mr. Brinkworth’s and Mr. Scanlon’s outstanding fiscal 2020 and 2019 awards under the LTIP.  Because the ultimate payout, if any, is predicated on the trading prices of our Common Units at the end of the three-year measurement period and the relative distribution coverage for the respective three-year measurement period, the value reported is not indicative of the value that could be realized, if any, in the future upon vesting.

(4)

On September 26, 2020, Mr. Boyd, Mr. Brinkworth and Mr. Scanlon were the only named executive officers who met the age and tenure requirements of the retirement provisions of the 2009 RUP and 2018 RUP.  These figures were calculated by multiplying the awards that met the holding requirements of the retirement provisions of the 2009 RUP and 2018 RUP by the average of the highest and lowest trading prices of our Common Units on September 25, 2020.  At the conclusion of fiscal 2020, taking into consideration the one-year holding requirement of the retirement provisions of 2018 RUP, 27,550 of Mr. Boyd’s, 26,503 of Mr. Brinkworth’s and 25,131 of Mr. Scanlon’s unvested awards were covered under the retirement provisions of our Restricted Unit Plans.  For more information on the Restricted Unit Plans and the retirement provisions therein, refer to the subheading “Restricted Unit Plans” in the “Compensation Discussion and Analysis.”  For participants who meet the retirement criteria, upon retirement, all Restricted Unit Plan awards vest six months and one day after retirement.

Potential Payments Upon Termination

The following table sets forth certain information containing potential payments to the named executive officers in accordance with the provisions of the Severance Protection Plan, the Executive Special Severance Plan, the Restricted Unit Plans and the LTIP for the circumstances listed in the table assuming a September 26, 2020 termination date.  For more information on severance and change of control payments, refer to the subheadings “Severance Benefits” and “Change of Control” above.

Executive Payments and Benefits Upon Termination	Death	Disability	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason without a Change of Control Event	Involuntary Termination Without Cause by Suburban or by the Executive for Good Reason with a Change of Control Event
Michael A. Stivala
Cash Compensation (1) (2) (3) (4)	$—	$—	$600,000	$3,600,000
Accelerated Vesting of Fiscal 2020, 2019 and 2018 LTIP Awards @ 150% (5)	—	—	—	1,013,205
Accelerated Vesting of Outstanding RUP Awards (6)	1,386,141	1,386,141	—	1,386,141
Medical Benefits (3)	—	—	26,617	39,925
Total	$1,386,141	$1,386,141	$626,617	$6,039,271

Michael A. Kuglin
Cash Compensation (1) (2) (3) (4)	$—	$—	$400,000	$2,160,000

Accelerated Vesting of Fiscal 2020, 2019 and 2018 LTIP Awards @ 150% (5)	—	—	—	538,769

Accelerated Vesting of Outstanding RUP Awards (6)	859,943	859,943	—	859,943
Medical Benefits (3)	—	—	24,136	36,204
Total	$859,943	$859,943	$424,136	$3,594,916

Steven C. Boyd
Cash Compensation (1) (2) (3) (4)	$—	$—	$400,000	$2,160,000
Accelerated Vesting of Fiscal 2020, 2019 and 2018 LTIP Awards @ 150% (5)	—	—	—	538,769
Accelerated Vesting of Outstanding RUP Awards (6)	859,943	859,943	401,128	859,943
Medical Benefits (3)	—	—	25,077	37,615
Total	$859,943	$859,943	$826,205	$3,596,327

Douglas T. Brinkworth
Cash Compensation (1) (2) (3) (4)	$—	$—	$360,000	$1,944,000

Accelerated Vesting of Fiscal 2020, 2019 and 2018 LTIP Awards @ 150% (5)	—	—	—	491,196

Accelerated Vesting of Outstanding RUP Awards (6)	814,108	814,108	385,884	814,108
Medical Benefits (3)	—	—	24,769	37,153
Total	$814,108	$814,108	$770,653	$3,286,457

Neil E. Scanlon
Cash Compensation (1) (2) (3) (4)	$—	$—	$320,000	$1,728,000
Accelerated Vesting of Fiscal 2020, 2019 and 2018 LTIP Awards @ 150% (5)	—	—	—	438,788
Accelerated Vesting of Outstanding RUP Awards (6)	778,844	778,844	365,907	778,844
Medical Benefits (3)	—	—	24,461	36,691
Total	$778,844	$778,844	$710,368	$2,982,323

(1)	In the event of death, the named executive officer’s estate is entitled to a payment equal to the decedent’s earned but unpaid salary and pro-rata cash bonus.
(2)	In the event of disability, the named executive officer is entitled to a payment equal to his earned but unpaid salary and pro-rata cash bonus.
(3)

Any severance benefits, unrelated to a change of control event, payable to these officers would be determined by the Committee on a case-by-case basis in accordance with prior treatment of other similarly situated executives and may, as a result, differ substantially from this hypothetical presentation.  For purposes of this table, we have assumed that each of these named executive officers would, upon termination of employment without cause or for resignation for good reason, receive accrued salary and benefits through the date of termination plus one times annual salary and continued participation, at active employee rates, in our health insurance plans for one year.  In regard to a termination of employment without cause or resignation with good reason in connection to a change of control event, we will provide our named executive officers with eighteen months of insurance coverage.

(4)

Each of our named executive officers will receive 156 weeks of base pay plus a sum equal to their annual target cash bonus divided by 52 and multiplied by 156 in accordance with the terms of the Executive Special Severance Plan in the event of a termination without cause or a resignation with good reason in connection to a change of control.  For more information on the Executive Special Severance Plan, refer to the subheading “Change of Control” in the “Compensation Discussion and Analysis.”

(5)

In the event of a change of control, all awards under the LTIP will vest immediately regardless of whether termination immediately follows.  If a change of control event occurred at the conclusion of fiscal 2020, payments would have been equal to 150% of the cash value of a participant’s unvested phantom units plus a sum equal to 150% of a participant’s unvested phantom units multiplied by an amount equal to the cumulative, per-Common Unit distribution from the beginning of an unvested award’s three-year measurement period through the date on which the change of control occurred. If a change of control event occurred on September 26, 2020, the fiscal 2020, fiscal 2019 and fiscal 2018 awards would have been subject to this treatment.  For more information, refer to the subheading “Long-Term Incentive Plan” in the “Compensation Discussion and Analysis.”

In the event of death, the inability to continue employment because of permanent disability, or a termination without cause or a good reason resignation unconnected to a change of control event, awards will vest in accordance with the normal vesting schedule and will be subject to the same requirements as awards held by individuals still employed by us and will be subject to the same risks as awards held by all other participants.

(6)

The Restricted Unit Plans provide for the vesting of all unvested awards held by a participant at the time of his or her death or at the time he or she becomes permanently disabled the units shall vest six months and one day following the participant’s date of death or the date on which his or her employment was terminated as a result of the disability.

Under circumstances unrelated to a change of control, if a Restricted Unit Plan award recipient’s employment is terminated without cause or he or she resigns for good reason, any restricted unit awards held by such recipient will be forfeited.  Because some of Mr. Boyd’s, Mr. Brinkworth’s and Mr. Scanlon’s unvested awards were subject to the retirement provisions on the last day of fiscal 2020, if Mr. Boyd, Mr. Brinkworth or Mr. Scanlon had been terminated without cause on September 26, 2020, 27,550 of Mr. Boyd’s, 26,503 of Mr. Brinkworth’s and 25,131 of Mr. Scanlon’s awards would have vested in accordance with the retirement provisions of the Restricted Unit Plans.

In the event of a change of control, as defined in the 2009 and 2018 Restricted Unit Plan documents, all unvested RUP awards will vest immediately on the date the change of control is consummated, regardless of the holding period and regardless of whether the recipient’s employment is terminated.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Stivala, our President and Chief Executive Officer, whom we refer to as the “CEO”:

For fiscal 2020, our last completed fiscal year:

•	the annual total compensation of the employee identified at median of Suburban (other than our CEO), was $74,512; and
•	the annual total compensation of the CEO for purposes of determining the CEO Pay Ratio was $2,620,360.

Based on this information, for fiscal 2020, the ratio of the annual total compensation of Mr. Stivala, our President and Chief Executive Officer, to the median of the annual total compensation of all employees was estimated to be 35 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of August 15, 2020, our employee population consisted of approximately 3,234 individuals. We selected August 15, 2020, which is within the last three months of fiscal 2020, as the date upon which we would identify the “median employee” to allow sufficient time to identify the median employee.

To identify the “median employee” from our employee population, we collected all W-2 wages paid to each employee during the twelve-month period ending on August 15, 2020.  This included each employee’s actual base salary and any overtime, any cash bonuses, the value of any Restricted Unit Plan awards that vested during the period, and any other miscellaneous forms of W-2-related compensation added to our employees’ earnings record during the period.  In making this determination, we annualized the salaries of all newly hired permanent employees during this period.

After we identified our median employee, we calculated such employee’s annual total compensation for fiscal 2020 utilizing the same methodology used to determine the CEO’s compensation, resulting in annual total compensation of $74,512.

SUPERVISORS’ COMPENSATION

The following table sets forth the compensation of the non-employee members of our Board of Supervisors during fiscal 2020.

Supervisor	Fees Earned or Paid in Cash (1)	Unit Awards (2)	Total
Harold R. Logan, Jr.	$125,000	$—	$125,000
Lawrence C. Caldwell	$90,000	$—	$90,000
Matthew J. Chanin	$105,000	$—	$105,000
Terence J. Connors	$110,000	$—	$110,000
William M. Landuyt	$90,000	$—	$90,000
John Hoyt Stookey	$90,000	$—	$90,000
Jane Swift	$90,000	$—	$90,000

(1)

This includes amounts earned for fiscal 2020, including quarterly retainer installments for the fourth quarter of 2020 that were paid in November 2020.  It does not include amounts paid in fiscal 2020 for fiscal 2019 quarterly retainer installments.

(2)

We did not grant restricted unit awards to our non-employee Supervisors during fiscal 2020.  At the end of fiscal 2020, Mr. Logan held 13,034 unvested restricted units and Messieurs Caldwell, Chanin, Connors, Landuyt, Stookey, and Ms. Swift each held 10,138 unvested restricted units.

Note: The columns for reporting option awards, non-equity incentive plan compensation, changes in pension value and non-qualified deferred compensation plan earnings and all other forms of compensation were omitted from the Supervisor’s Compensation Table because Suburban does not provide these forms of compensation to its non-employee supervisors.

Fees and Benefit Plans for Non-Employee Supervisors

Annual Cash Retainer Fees.  As the Chairman of the Board of Supervisors, Mr. Chanin receives an annual cash retainer of $125,000, payable in quarterly installments of $31,250 each.  Each of the other non-employee Supervisors receives an annual cash retainer of $90,000 each, payable in quarterly installments of $22,500.  As Chair of the Compensation Committee, Ms. Swift receives an additional annual cash retainer of $15,000, payable in quarterly installments of $3,750 each.  As Chair of the Audit Committee, Mr. Connors receives an additional annual cash retainer of $20,000, payable in quarterly installments of $5,000 each.

Meeting Fees.  The members of our Board of Supervisors receive no additional remuneration for attendance at regularly scheduled meetings of the Board or its Committees, other than reimbursement of reasonable expenses incurred in connection with such attendance.

Restricted Unit Plans.  Each non-employee Supervisor is eligible to participate in our Restricted Unit Plans.  All awards vest in accordance with the provisions of the plan document (see “Compensation Discussion and Analysis” section titled “Restricted Unit Plans” for a description of the vesting schedule).  Upon vesting, all awards are settled by issuing Common Units.

(3)

Additional Supervisor Compensation.  Non-employee Supervisors receive no other forms of remuneration from us.  The only perquisite provided to the members of the Board of Supervisors is the ability to purchase propane at the same discounted rate that we offer propane to our employees, the value of which was less than $10,000 in fiscal 2020 for each Supervisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 22, 2021 regarding the beneficial ownership of Common Units by (a) each person or group known to us, based upon its review of filings under Section 13(d) or (g) under the Securities Act, to own more than 5% of the outstanding Common Units; (b) each member of the Board of Supervisors; (c) each executive officer named in the Summary Compensation Table above; and (d) all members of the Board of Supervisors and executive officers as a group.  Except as set forth in the notes to the table, each individual or entity has sole voting and investment power over the Common Units reported.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Invesco Ltd. (a)	8,987,766	14.4%
Michael A. Stivala (b)	133,364	*
Michael A. Kuglin (c)	50,968	*
Steven C. Boyd (c)	85,204	*
Douglas T. Brinkworth (d)	61,352	*
Neil Scanlon (e)	73,193	*

Harold R. Logan, Jr. (f)	18,083	*
Jane Swift (g)	20,011	*
Terence J. Connors (g)	23,198	*
William M. Landuyt (g)	33,698	*
Lawrence C. Caldwell (g)	35,005	*
Matthew J. Chanin (g)	31,934	*

All Members of the Board of Supervisors and Executive Officers, as a group (22 persons) (h)	786,414	1.3%

(1)

With the exception of the 8,987,766 units held by Invesco Ltd. (of which Suburban has no knowledge, see note (a) below) and the 784 units held by the General Partner (see note (b) below), the above listed units may be held in brokerage accounts where they are pledged as security.

(2)	Based upon 62,529,235 Common Units outstanding on March 22, 2021.
*	Less than 1%.
(a)

Based upon a Schedule 13G/A dated February 12, 2021 filed by Invesco Ltd., which indicates that as of December 31, 2020, Invesco Ltd. had the sole power to vote or to direct the vote of 8,987,766 Common Units and the sole power to dispose or to direct the disposition of 8,987,766 Common Units.  The 13G/A indicates that Invesco Ltd. may be deemed to be a beneficial owner of these Common Units for purposes of Rule 13d-3 because it and certain affiliates have shared power to retain or dispose of Common Units belonging to many unrelated clients.  We make no representation as to the accuracy or completeness of the information reported.  The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(b)

Includes 784 Common Units held by the General Partner, of which Mr. Stivala is the sole member.  Excludes 121,830 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.

(c)	Excludes 75,602 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.

(d)	Excludes 70,827 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.
(e)	Excludes 69,764 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.
(f)	Excludes 6,516 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.
(g)	Excludes 5,069 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.
(h)

Inclusive of the unvested restricted units referred to in footnotes (b), (c), (d), (e), (f), (g) and (h), above, the reported number of units excludes 717,259 unvested restricted units, none of which will vest in the 60-day period following March 22, 2021.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021 FISCAL YEAR

(Proposal No. 2 on the Proxy Card)

Our Board’s Audit Committee has appointed PricewaterhouseCoopers LLP, which we refer to as “PwC,” to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for our 2021 fiscal year. Representatives of PwC are expected to be present at the Meeting and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Ratification of our independent registered public accounting firm by our Unitholders is not required by the MLP Agreement or otherwise. In the event that our Unitholders fail to ratify the appointment of PwC, the Audit Committee will reconsider whether or not to retain PwC, but may ultimately determine to retain PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2021 fiscal year, or for subsequent fiscal years, if the Audit Committee determines that such a change would be in our best interests.

Because the Board values our Unitholders’ views on our independent registered public accounting firm, it has determined to periodically submit the selection of that firm to our Unitholders for ratification.  The MLP Agreement provides for Tri-Annual Meetings of our Unitholders (once every 3 years), and the Board has determined that period to be the appropriate one for soliciting the views of our Unitholders regarding our independent registered public accounting firm. At this time, however, we are asking our Unitholders to ratify the selection of PwC as our independent registered public accounting firm only for our fiscal year ending September 25, 2021.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for services related to fiscal years 2020 and 2019 provided to us by PwC.

	Fiscal 2020	Fiscal 2019
Audit Fees (a)	$2,032,835	$2,075,785
Tax Fees (b)	907,385	871,487
All Other Fees (c)	2,700	2,700
Total	$2,942,920	$2,949,972

(a)

Audit Fees consist of professional services rendered for the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, including reviews of our quarterly financial statements, as well as the issuance of consents in connection with other filings made with the Securities and Exchange Commission.

(b)	Tax Fees consist of fees for professional services related to tax reporting, tax compliance and transaction services assistance.
(c)	All Other Fees represent fees for the purchase of a license to an accounting research software tool.

The Audit Committee has adopted a formal policy concerning the approval of audit and non-audit services to be provided to us by PwC.  The policy requires that all services PwC may provide to us, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee pre-approved all audit and non-audit services provided by PwC during fiscal 2020 and fiscal 2019.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Accountant Ratification Proposal. The Board of Supervisors unanimously recommends a vote FOR this Accountant Ratification Proposal.

APPROVAL OF THE AMENDED AND RESTATED 2018 RESTRICTED UNIT PLAN

(Proposal No. 3 on the Proxy Card)

Our Board of Supervisors is recommending the approval of an amendment and restatement of the 2018 Restricted Unit Plan, which we hereafter refer to as the “Amended Plan.” Capitalized terms used but not defined herein have the meanings given to such terms in the Amended Plan.

Reasons for Adoption of the Amended Plan

The 2018 Restricted Unit Plan as currently in effect (the “Existing 2018 Plan”) was originally approved by our Unitholders at their 2018 Tri-Annual Meeting and terminates by its terms on May 31, 2028.  The Existing 2018 Plan is intended to enhance Suburban’s long-term value by offering opportunities to our executive officers, key employees and Supervisors to acquire a proprietary interest in Suburban and to link their interests and efforts to the long-term interests of our Unitholders.  The Amended Plan, which is subject to approval of the Unitholders, incorporates all terms of the Existing 2018 Plan and includes the following material changes from the Existing 2018 Plan:

•

Increase in Common Units Reserved for Issuance.  The current aggregate Common Unit reserve will be increased by an additional 1,725,000 Common Units, for a total of 3,525,000 Common Units reserved for issuance under the Amended Plan (this increase represents 2.76% of the 62,529,235 Common Units issued and outstanding as of March 22, 2021).  At the end of fiscal 2020, there were 1,166,243 Common Units available under the Existing 2018 Plan, which as of March 22, 2021, has decreased to 421,941 Common Units as a result of fiscal 2021 grants in November 2020.  Including the 2021 grants as of March 22, 2021, we had 1,233,425 unvested restricted units outstanding in aggregate, comprising all equity units outstanding.  During fiscal years 2018, 2019 and 2020, an average of 504,603 (or 0.81% of the total outstanding Common Units as of March 22, 2021) unvested restricted units were awarded each year under the Existing 2018 Plan and the predecessor 2009 Restricted Unit Plan (under which awards were granted in the 2018, 2019 and 2020 fiscal years). Based on this current average annual run rate of restricted unit awards, the remaining available Common Units authorized under the Existing 2018 Plan will provide us with less than one year of awards with which to reward and retain our and our affiliates’ key managers, other employees, and executive officers and our Supervisors (representing a total pool of potentially eligible recipients of approximately 250 individuals).  The ability to grant restricted unit awards is a significant component of our compensation philosophy. Although the reasons for granting awards can vary, the primary objective of granting a restricted unit award to a recipient is to retain the recipient’s services over the vesting period while, at the same time, providing an incentive opportunity that further aligns the recipient’s long-term interests with the long-term interests of our Unitholders.  The Board believes the increase in the number of Common Units reserved under the Amended Plan is necessary to ensure a sufficient amount of Common Units remain available for grant to allow us to continue to utilize equity incentives.

•

Limitations on Share Recycling.  The number of Common Units reserved for issuance under the Amended Plan will be reduced by any Common Units that are used to satisfy tax withholding obligations with respect to an award.

•	Extension of the Term. The term of the Amended Plan will be extended until June 1, 2031. The term of the Existing 2018 Plan expires on May 31, 2028.

•

Modification of “Affiliate” Definition.  The definition of “Affiliate” under the Amended Plan will be modified to include any entity in which Suburban holds a material equity interest and that is designated as an “Affiliate” by the Compensation Committee of the Board of Supervisors, which we hereafter refer to as the “Committee.”  This modification will allow us to grant restricted unit awards to individuals who, by reason of their employment or service relationship with entities in which we possess a material equity interest, are able to have an impact on the growth and success of our business.

Summary of the Material Terms of the Amended Plan

The following description of the Amended Plan is only a summary and is qualified in its entirety by reference to the Amended Plan, a copy of which is included in this proxy statement as Appendix A.

General Provisions

Purpose of the Amended Plan.  The purpose of the Amended Plan is to strengthen Suburban by providing an incentive to certain selected key managers, executive officers and Supervisors of Suburban and its affiliates and thereby encouraging them to devote their abilities and industry to the success of Suburban’s business enterprise in such a manner as to maximize Suburban’s value.

Administration of the Amended Plan.  The Amended Plan is administered by the Committee, which currently consists of three Supervisors, none of whom are officers or employees of Suburban or its affiliates.  Subject to the terms and conditions of the Amended Plan, the Committee’s authority under the Amended Plan includes the power to:

•	select award recipients;

•	set the terms and conditions of awards;

•	interpret the terms of the Amended Plan and any awards granted under the Amended Plan;

•	adjust awards to reflect certain changes in the Common Units, such as a change in capitalization; and

•	generally, exercise such powers and perform such acts as the Committee deems necessary or advisable to promote the best interests of Suburban with respect to the Amended Plan.

All decisions and determinations by the Committee are final, binding and conclusive upon grantees, Suburban and all other interested individuals.  The Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Amended Plan.

Eligibility to Participate in the Amended Plan.  Employees of Suburban or its affiliates and non-employee Supervisors are eligible to be designated a grantee under the Amended Plan.  An individual becomes a “grantee” upon the grant of an award.  Which employees or Supervisors are granted awards, and the timing, terms and provisions, and number of restricted Common Units subject to an award, are all at the discretion of the Committee. Currently, there are approximately 250 employees of Suburban and its affiliates and 6 non-employee Supervisors eligible to participate in the Amended Plan.  All awards are evidenced by a written award agreement entered into by Suburban and the grantee setting forth the terms and provisions applicable to an award granted under the Amended Plan.  For purposes of the Amended Plan, the “affiliates” include (i) any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Suburban; and (ii) any entity in which Suburban holds a material equity interest and that is designated by the Committee as an “affiliate” for purposes of the Amended Plan.

Term of the Amended Plan.  Unless earlier terminated, the Amended Plan will be effective for 10 years following its effective date, or until May, 31, 2031.  Upon expiration of the term of the Amended Plan, no additional awards may be granted.  However, previously granted awards will remain outstanding in accordance with their terms and conditions.

Amendment of the Amended Plan.  The Amended Plan may be modified, amended, suspended or terminated prior to the expiration of its term by the Committee at any time, subject to certain limitations, and awards granted under the Amended Plan may be modified, amended, suspended or terminated by the Committee at any time.  However, no such action may, without a grantee’s consent, impair or adversely affect any previously granted award nor deprive any grantee of any Common Units already acquired through or as a result of the Amended Plan.  Further, no amendment of the Amended Plan that would require Unitholder approval under applicable law, rule or regulation may become effective without such Unitholder approval.

Restricted Unit Awards

Description of Restricted Unit Awards.  The Amended Plan provides for the grant of restricted Common Units of Suburban.  No Common Units are actually issued on the grant of an award of restricted Common Units; rather, a restricted Common Unit award is the right to receive a specified number of Common Units upon vesting.  The number of Common Units credited is recorded in a bookkeeping account.

Common Units Authorized Under the Amended Plan.  Subject to adjustment and the unit counting rules under the Plan, and subject to possible amendment of the Amended Plan, as described above, the total number of Common Units that may be granted under the Amended Plan is 3,525,000.  The number of awards granted, and the number of restricted Common Units subject to each award, are at the discretion of the Committee.  Any Common Units that are forfeited by a grantee will become available for subsequent awards under the Amended Plan.  The number of Common Units available for awards under the Amended Plan will be reduced by any Common Units used to satisfy tax withholding obligations.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the amount of new Common Units to be included in the aggregate Common Unit reserve under the Amended Plan, effective upon and subject to Unitholder approval of the Amended Plan, as soon as practicable following such Unitholders’ approval of the Amended Plan.

Vesting of Restricted Unit Awards.  To be eligible to receive the benefit of a restricted unit award, the grantee must remain in the service of Suburban or its affiliates throughout the applicable vesting period, except in circumstances set forth below.  Vesting occurs upon continuation of service for a period of time, as specified in the award agreement. Unless otherwise set forth in the award agreement, restricted unit awards vest one third on each of the first three anniversaries of the award grant date.  Suburban will generally distribute the applicable number of fully vested Common Units to the grantee on the applicable vesting date.

The Amended Plan continues to prohibit the vesting of restricted unit awards before the first anniversary of the award grant date except in very limited circumstances – no more than 5% of the total restricted unit awards that may be granted under the Plan, in Change of Control situations or upon the death or disability of the grantee.

Vesting Example.  100 restricted Common Units are granted on July 2, 2021 with the following vesting schedule:

% of Grant Vested	Vesting Date
33.3%	July 2, 2022
33.3%	July 2, 2023
33.3%	July 2, 2024

On July 2, 2022, 34% (after rounding up) of the original Common Units are no longer “restricted” and will be distributed to the grantee.  On July 2, 2023, an additional 34% of the original Common Units are no longer “restricted” and will be distributed to the grantee.  And on July 2, 2024, the remaining 32% of the original Common Units are no longer “restricted” and will be distributed to the grantee.

Rights of Common Units.  Grantees will not have the rights of a Unitholder, including the rights to vote the units and to receive distributions, until the Common Units have vested and are distributed to the grantee.  When restrictions on the restricted unit award lapse (i.e., the award vests), the grantee becomes the owner of unrestricted Common Units and Suburban will deliver to the grantee the number of vested Common Units.

Termination of Service Before Vesting.  Unless the award agreement provides otherwise, upon termination of the grantee’s service with Suburban and its affiliates, the grantee will forfeit the unvested portion of his or her restricted unit award, except (i) in the event that service is terminated without Cause or the grantee terminates service for Good Reason, in each case within six months prior to a Change of Control, the unvested portion of the award will not be forfeited and it will vest and the applicable number of fully vested Common Units will be distributed upon the Change of Control; (ii) if service is terminated on account of Disability, any award held by the grantee on the date on which the grantee’s eligibility for active health and welfare benefits terminates will vest upon the six month anniversary of that date and the applicable number of fully vested Common Units will be distributed on the day following the vesting date; (iii) if service terminates as a result of the grantee’s death, any award held by the grantee on the date of death will vest upon the six month anniversary of such termination and the applicable number of fully vested Common Units will be distributed to the grantee’s estate on the day following the vesting date; and (iv) if service is terminated on account of the grantee’s Retirement, any award that has been held for at least twelve months will vest six months after the effective date of the grantee’s retirement and the applicable number of fully vested Common Units will be distributed on the day following the vesting date.

Disposition of Common Units

Sale of Common Units Acquired Under the Amended Plan.  Subject to the limitations in the federal securities laws, a grantee may generally sell vested Common Units acquired under the Amended Plan upon vesting at any time after vesting without restriction.

Certain U.S. Federal Income Tax Consequences

The following is a general description of certain U.S. federal income tax consequences applicable to restricted unit awards granted under the Amended Plan to an individual that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, which we hereafter refer to as the “Code,” as applicable under the Code, regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, possibly with retroactive effect, and may vary in individual circumstances.  Subsequent changes in authorities may cause the tax consequences to vary substantially from the consequences described below.  State, local and foreign tax treatment, which is not discussed below, may vary from federal income tax treatment.  No attempt has been made in the following discussion to comment on all U.S. federal income tax matters affecting a grantee, including with respect to any gift, estate, net investment income or social security tax consequences that may be applicable, and Suburban is not in a position to assure a grantee of any particular tax result. Accordingly, each grantee should consult, and should depend on, his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax and other tax consequences that may be relevant to a grantee, in light of such grantee’s particular situation.

U.S. Federal Income Tax Liability Upon Grant and Vesting of a Restricted Unit Award.  For U.S. federal income tax purposes, although grantees will not recognize income on the date of a grant of a restricted unit award under the Amended Plan, they will recognize income equal to the average of the high and low trading prices of Suburban’s Common Units that become vested and distributable on each applicable vesting date.  Upon issuance of vested Common Units to a grantee, the grantee will be required to report on his or her income tax return his or her share of Suburban’s income, gains, losses and deductions without regard to whether Suburban makes cash distributions to him or her, and the grantee’s share of such items will be provided to the grantee on an IRS Schedule K-1 (“Partner’s Share of Income, Deductions, Credits, etc.”).

Tax Basis in Suburban Common Units.  A grantee’s original tax basis in the Common Units is the average of the high and low trading prices of Suburban’s Common Units on the vesting date of such Common Units.  If the grantee continues to hold the units, this original tax basis will be adjusted as follows:

•	increased by the grantee’s distributive share of partnership taxable income and any increase in the grantee’s share of nonrecourse liabilities;

•	decreased, but not below zero, by the grantee’s distributive share of partnership losses and any decrease in the grantee’s share of nonrecourse liabilities; and

•

decreased by distributions (cash distributions generally will not be taxable to the grantee for U.S. federal income tax purposes to the extent of the tax basis the Grantee has in his or her Common Units immediately before such cash distribution).

Sale of Common Units.  The total gain or loss is calculated as the difference between the grantee’s amount realized and the grantee’s adjusted tax basis in the Common Units sold.  A grantee’s amount realized is measured by the sum of the cash and the fair market value of other property received plus the grantee’s share of Suburban’s nonrecourse liabilities.  Gain or loss recognized by a grantee on the sale or exchange of a Common Unit will generally be a capital gain or loss, and capital gain recognized on the sale of Common Units held for more than one year will generally be taxed at a more favorable rate.  A portion of this gain or loss (which could be substantial), however, will be separately computed and will be classified as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation recapture or other unrealized receivables or to inventory items owned by Suburban.  Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of the Common Units and will be recognized even if there is a net taxable loss realized on the sale of the Common Units. Thus, a grantee may recognize both ordinary income and a capital loss upon a disposition of Common Units. The deductibility of capital losses is subject to limitations. Suburban will provide the grantee with a sales schedule with its IRS Schedule K-1 to assist in characterizing the grantee’s gain properly.

Section 409A.  Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a grantee’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. It is intended that awards under the Amended Plan will be exempt from or comply with the requirements of Section 409A of the

Code, although Suburban does not assure any grantee of any particular tax treatment of an award under the Amended Plan.

Miscellaneous Provisions

Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Amended Plan is not subject to ERISA.

Assignment or Transfer of Awards Under the Amended Plan.  Restricted Common Unit awards are not transferable until the award is vested and the vested Common Units have been issued to the grantee.

No Right to Remain in the Service of Suburban.  Nothing in the Amended Plan or in any award agreement under the Amended Plan is intended to provide any person with the right to remain in the service of Suburban or any of its affiliates for any specific period.  Both the grantee and Suburban (and if applicable its affiliates) will each have the right to terminate the grantee’s service at any time and for any reason, with or without cause.

Events or Transactions that Affect Suburban Common Units.  In the event of any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of Suburban, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, recapitalization, cash dividend, unit split, reverse unit split, split up, spin-off, combination or exchange of units, property dividend, issuance of warrants or rights or other convertible securities, unit distribution, repurchase of units, change in corporate structure or otherwise, in any case that does not occur in connection with a Change of Control, the Committee shall conclusively determine the appropriate adjustments, if any, to:

•	the maximum number and class of Common Units or other units or securities with respect to which awards may be granted under the Amended Plan; and

•	the number of Common Units or other units or securities which are subject to outstanding awards and the purchase price thereof, if applicable.

Securities Authorized for Issuance Under the 2009 and 2018 Restricted Unit Plans

The following table sets forth certain information, as of September 26, 2020, with respect to our 2009 and 2018 Restricted Unit Plans, under which restricted units are authorized for issuance.  See the subheading “Restricted Unit Plans” in the “Compensation Discussion and Analysis” above.

Plan Category	Number of Common Units to be issued upon vesting of restricted units (a)		Weighted-average grant date fair value per restricted unit (b)	Number of restricted units remaining available for future issuance under the Restricted Unit Plan (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	961,816	(2)	$17.60	1,166,353
Equity compensation plans not approved by security holders	—		—	—
Total	961,816		$17.60	1,166,353

(1)	Relates to the 2009 and 2018 Restricted Unit Plan.
(2)	Represents number of restricted units that, as of September 26, 2020, had been granted under the 2009 and 2018 Restricted Unit Plans, but had not yet vested.

New Plan Benefit

It is not possible at this time to determine whether any awards will be made under the Amended Plan for future fiscal years.  Awards under the Amended Plan are made at the discretion of the Compensation Committee of the Board of Supervisors and the Committee has not yet granted awards under the Amended Plan.  As of March 22, 2021, the closing price of a Common Unit was $15.10.

Vote Required and Recommendation of the Board of Supervisors

Under the rules of the NYSE, the affirmative vote of a majority of the votes cast by the Unitholders, whether in person or by proxy, is required to approve this Restricted Unit Plan Proposal.  The Board of Supervisors recommends a vote FOR approval of the Amended.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4 on the Proxy Card)

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd- Frank Wall Street Reform and Consumer Protection Act) and the related rules of the Securities and Exchange Commission, we are providing our Unitholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our Unitholders the opportunity to express their views on the design and effectiveness of our executive compensation program for our named executive officers.

As described in detail in the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement, our executive compensation program is underpinned by two core objectives:

•	To attract and retain talented executives who have the skills and experience required to achieve our goals; and
•	To align the short-term and long-term interests of our named executive officers with those of our Unitholders.

We accomplish these objectives by providing our executive officers with compensation packages that provide a competitive base salary combined with the opportunity to earn both short-term and long-term cash incentives based on the achievement of short-term and long-term performance objectives under a pay-for-performance compensation philosophy.  Recognizing that certain external factors, such as the severity and unpredictability of winter weather patterns, may have a significant influence on annual financial performance in any given year, the Compensation Committee evaluates additional factors in determining the amount of incentive compensation earned. The various components of compensation provided to our named executive officers, excluding base salary, are specifically linked to either short-term or long-term performance measures, and encourage equity ownership in Suburban.  Therefore, our executive compensation packages are designed to achieve our overall goal of sustainable, profitable growth by rewarding our named executive officers for behaviors that facilitate our achievement of this goal.

We align the short-term and long-term interests of our named executive officers with the short-term and long-term interest of our Unitholders by:

•	Providing our named executive officers with an annual incentive target that encourages them to achieve or exceed targeted financial results and operating performance for a particular fiscal year;
•	Providing a long-term incentive plan that encourages our named executive officers to implement activities and practices conducive to sustainable, profitable growth;
•

Providing our named executive officers with restricted units in order to encourage the retention of the participating named executive officers and their equity ownership in Suburban, while simultaneously encouraging behaviors conducive to the long-term appreciation of our Common Units; and

•	Providing our named executive officers with distribution equivalent rights to encourage behaviors conducive to distribution sustainability and growth.

We believe that our executive compensation programs satisfy our overall goal of sustainable, profitable growth.

Accordingly, the Board of Supervisors recommends that the Unitholders approve the following advisory resolution:

“RESOLVED, that the compensation paid to Suburban’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

Although the vote is non-binding, the Board and its Compensation Committee value the opinions expressed by Unitholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Section 14A of the Exchange Act also requires public companies to allow their shareholders to have an advisory vote on whether say-on-pay proposals should be voted on by those shareholders every 1, 2, or 3 years. We are not including such a proposal at the upcoming Meeting because the MLP Agreement provides for Tri-Annual Meetings of our Unitholders (once every 3 years); however, we will, for so long as Section 14A requires us to do so, include a say-on-pay proposal at each Tri-Annual Meeting.

Vote Required and Recommendation of the Board of Supervisors

The affirmative vote of a majority of Common Units entitled to vote at the Meeting and present, whether in person or by proxy, is required for the approval of this Say-on-Pay Proposal. The Board of Supervisors unanimously recommends a vote FOR this Say-on-Pay Proposal.

APPENDICES

Appendix A –   Form of Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan

Appendix A

SUBURBAN PROPANE PARTNERS, L.P.

AMENDED AND RESTATED

2018 RESTRICTED UNIT PLAN

EFFECTIVE ~~JUNE 1, 2018~~JUNE 1, 2021

ARTICLE I

PURPOSE AND APPROVAL

The purpose of this Plan is to strengthen Suburban Propane Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing an incentive to certain selected employees and Supervisors of the Partnership and its Affiliates, and thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise in such a manner as to maximize the Partnership’s value. It is intended that this purpose be achieved by extending to such individuals an added long-term incentive for continued service to the Partnership in the form of rights to receive Common Units (as hereinafter defined) of the Partnership, and to encourage Common Unit ownership in order to further align the interests of the participants with the interests of the Partnership’s Unitholders.

This Plan, in the form set forth herein, is effective as of the Effective Date (as defined below) and was approved by the limited partners of the Partnership at their tri-annual meeting held on May 18, 2021.

ARTICLE II

DEFINITIONS

For the purposes of this Plan, unless otherwise specified in an Agreement, capitalized terms shall have the following meanings:

2.1 “Act” shall mean the Securities Act of 1933, as amended.

2.2 “Affiliate” shall mean (i) any corporation, partnership, limited liability company, or other entity that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Partnership and (ii) any other entity in which the Partnership has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee.  For purposes of this Section 2.2, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

2.3 “Agreement” shall mean the written agreement between the Partnership and a Grantee evidencing the grant of an Award and setting forth the terms and conditions thereof.

2.4 “Award” shall mean a grant of restricted Common Units pursuant to the terms of this Plan.

2.5 “Beneficial Ownership” shall be determined pursuant to Rule 13d-3 promulgated under the Exchange Act.

2.6 “Board” shall mean the Board of Supervisors of the Partnership.

2.7 “Cause” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or any of its Affiliates, (a) the Grantee’s gross negligence or willful misconduct in the performance of the Grantee’s duties, (b) the Grantee’s willful or grossly negligent failure to perform the Grantee’s duties, which failure remains uncured thirty days after the Partnership or one of its Affiliates delivers written notice of such failure to the Grantee, (c) the material breach by the Grantee of any written covenants to the Partnership or any of its Affiliates, which breach remains uncured thirty days after the Partnership or one of its Affiliates delivers written notice of such failure to the Grantee, (d) dishonest, fraudulent or unlawful behavior by the Grantee (whether or not in conjunction with employment) or the Grantee being subject to a judgment, order or decree (by consent or otherwise) by any governmental or regulatory authority which restricts the Grantee’s ability to engage in the business conducted by the Partnership or any of its Affiliates, or (e) willful or reckless breach by the Grantee of any policy adopted by the Partnership or any of its Affiliates concerning conflicts of interest, standards of business conduct, fair employment practices or compliance with applicable law. For purposes of the Plan, no act or failure to act on a Grantee’s part will be considered “willful” unless done, or omitted to be done, by the Grantee not in good faith or without a reasonable belief that the action or omission was in the best interests of the Partnership and its Affiliates.

2.8 “Change in Capitalization” shall mean any increase or reduction in the number of Common Units, or any change (including, but not limited to, a change in value) in the Common Units, or exchange of Common Units for a different number or kind of units or other securities of the Partnership, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or other convertible securities, unit distribution, unit split or reverse unit split, cash dividend, property dividend, combination or exchange of units, repurchase of units, change in corporate structure or otherwise; in each case provided that such increase, reduction or other change does not occur in connection with a Change of Control.

2.9 “Change of Control” shall mean:

(a) the date (which must be a date subsequent to the Effective Date) on which any Person (including the Partnership’s general partner) or More than One Person Acting as a Group (other than the Partnership and/or its Affiliates) acquires, during the 12 month period ending on the date of the most recent acquisition, Common Units or other voting equity interests eligible to vote for the election of Supervisors (or of any entity, including the Partnership’s general partner, that has the same authority as the Board to manage the affairs of the Partnership) (“Voting Securities”) representing thirty percent (30%) or more of the combined voting power of the Partnership’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, Voting Securities which have been acquired in a “Non-Control Acquisition” shall be excluded from the numerator. A “Non-Control Acquisition” shall mean an acquisition of Voting Securities (x) by the Partnership, any of its Affiliates and/or an employee benefit plan (or a trust forming a part thereof) maintained by any one or more of them, or (y) in connection with a “Non-Control Transaction;” or

(b) the date of the consummation of (x) a merger, consolidation or reorganization involving the Partnership, unless (A) the holders of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the entity resulting from such merger, consolidation or reorganization (the “Surviving Entity”) in substantially the same proportion as their ownership of the Voting Securities of the Partnership immediately before such merger, consolidation or reorganization, and (B) no person or entity (other than the Partnership, any Affiliate, any employee benefit plan (or any trust forming a part thereof) maintained by the Partnership, any Affiliate, the Surviving Entity, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of more than twenty five percent (25%) of the then outstanding Voting Securities of the Partnership), has Beneficial Ownership of more than twenty five percent (25%) of the combined voting power of the Surviving Entity’s then outstanding Voting Securities; or (y) the sale or other disposition of forty percent (40%) of the total gross fair market value of all the assets of the Partnership to any Person or More than One Person Acting as a Group (other than a transfer to an Affiliate). For this purpose, gross fair market value means the value of the assets of the Partnership, or the value of the assets being disposed of, determined without regard to any liability associated with such assets. A transaction described in clause (A) or (B) of subsection (x) hereof shall be referred to as a “Non-Control Transaction;” or

(c) the date a majority of the members of the Board is replaced during any twelve-month period by the action of the Board taken when a majority of the Supervisors who are then members of the Board are not Continuing Supervisors (for purposes of this section, the term “Continuing Supervisor” means a Supervisor who was either (A) first elected or appointed as a Supervisor prior to the Effective Date; or (B) subsequently elected or appointed as a Supervisor if such Supervisor was nominated or appointed by at least a majority of the then Continuing Supervisors);

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Partnership which, by reducing the number of Voting Securities outstanding, increases the proportional number of Voting Securities Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Partnership, and after such acquisition of Voting Securities by the Partnership, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of

Control shall occur. In addition, so long as Section 409A of the Code (or any successor provision thereto) remains in effect, notwithstanding anything herein to the contrary, none of the foregoing events shall be deemed to be a “Change of Control” unless such event constitutes a “change in control event” within the meaning of Section 409A of the Code and the regulations and guidance promulgated thereunder.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor to the Internal Revenue Code of 1986.

2.11 “Committee” shall mean the Compensation Committee of the Board, or any successor committee of the Board responsible for administering executive compensation. The powers of the Committee under the Plan may be exercised by the Board, consistent with the provisions of the Code, the Exchange Act and the regulations thereunder.

2.12 “Common Units” shall mean the common units representing limited partnership interests of the Partnership.

2.13 “Cure Period” shall mean the thirty-day period, following receipt by the Vice President of Human Resources (or an acting equivalent) of a notification by a Grantee that a Good Reason event has occurred, during which the Partnership has the option of rectifying the Good Reason event.

2.14 “Disability” shall have the same meaning that such term (or similar term) has under the Partnership’s long-term disability policy then in effect, or as otherwise determined by the Committee.

2.15 “Effective Date” shall mean June 1, 2021.

2.16 “Employment,” or derivative terms, when used with respect to a Supervisor, shall mean service on the Board.   With respect to an employee of the Partnership or its Affiliates, the duration of a Grantee’s employment with the Partnership or its Affiliates shall be calculated using the effective date of that Grantee’s commencement of employment with, or most recent rehire by, the Partnership or any Affiliate, as determined by and maintained in the records of the Partnership’s Human Resources Department as that Grantee’s “Company Seniority Date.”

2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” per unit on any date shall mean the average of the high and low sale prices of the Common Units on such date on the principal national securities exchange on which such Common Units are listed or admitted to trading, or if such Common Units are not so listed or admitted to trading, the arithmetic mean of the per Common Unit closing bid price and per Common Unit closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market on which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Common Units on such date, the Fair Market Value shall be the value established by the Committee in good faith.

2.19 “Good Reason” shall mean, unless otherwise provided in an Agreement or in a written employment agreement between the Grantee and the Partnership or its Affiliate, (a) any failure by the Partnership or any of its Affiliates to comply in any material respect with the compensation provisions of a written employment agreement between the Grantee and the Partnership or its Affiliate, (b) a material adverse change in the Grantee’s title without the Grantee’s consent, or (c) the assignment to the Grantee, without the Grantee’s consent, of duties and responsibilities materially inconsistent with Grantee’s level of responsibility. For purposes of this provision and Section 5.2, a Grantee may terminate employment with the Partnership or one of its Affiliates for Good Reason only if such termination occurs within ninety days following the date of the Good Reason event. 2.20 “Grantee” shall mean a person to whom an Award has been granted under the Plan.

2.21 “More than one Person Acting as a Group” has the same meaning as set forth in Treasury Regulation 1.409A-3(i)(5)(v)(B).

2.22 “Partnership” shall mean Suburban Propane Partners, L.P., a Delaware limited partnership, and its successors.

2.23 “Person” shall mean a natural person or any entity and shall include two or more Persons acting as a partnership, limited partnership, limited liability company, syndicate, or other group.

2.24 “Plan” shall mean this Suburban Propane Partners, L.P. Amended and Restated 2018 Restricted Unit Plan.

2.25 “Retirement” shall mean voluntary termination of employment by a Grantee who has attained age 55 and who has been employed by the Partnership, its Affiliates, or its predecessors for 10 years or more, in connection with a bona fide intent by the Grantee to no longer seek full time employment in the industries in which the Partnership or any of its Affiliates then participates. Retirement shall not include voluntary termination of employment by a Grantee in response to, or anticipation of, a termination of employment for Cause by the Partnership or any of its Affiliates. For purposes of this definition, a Grantee’s employment with an Affiliate shall be deemed to commence on the date such entity becomes an “Affiliate” within the meaning of the Plan, unless otherwise provided in an Agreement.

2.26 “Supervisor” shall mean any member of the Board that is not an employee of the Partnership or any of its Affiliates.

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Notwithstanding anything else herein to the contrary, the Committee may delegate to any individual or committee of individuals the responsibility to carry out any of its rights and duties with respect to the Plan. No member of the Committee or any individual to whom it has delegated any of its rights and duties shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his own willful misfeasance, gross negligence or reckless disregard of his duties. The Partnership hereby agrees to indemnify each member of the Committee and its delegates for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization for any transaction hereunder.

3.2 Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” within the meaning of the listing standards of the New York Stock Exchange.

3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power, consistent with Rule 16b-3 under the Exchange Act, from time to time to:

(a)	select those employees and Supervisors to whom Awards shall be granted and to determine the terms and conditions (which need not be identical) of each such Award;

(b)	make any amendment or modification to any Agreement consistent with the terms of the Plan;

(c)

construe and interpret the Plan and the Awards, and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement or between the Plan and any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or its delegates in the exercise of this power shall be final, binding and conclusive upon the Partnership, its Affiliates, the Grantees and all other persons having any interest therein;

(d)	exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e)	generally, exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

3.4 Common Unit Reserve. Subject to adjustment as provided in Article 7, the total number of restricted Common Units that may be made subject to Awards granted under the Plan shall be [3,525,000] (subject to the unitholder approval requirements set forth in Section 9.6).  The number of Common Units available for Awards under the Plan shall be reduced by any Common Units that are used to pay any tax withholding obligation with respect to an Award. The Partnership shall reserve for purposes of the Plan, out of its authorized but unissued units, an equivalent amount of Common Units.

ARTICLE IV

RESTRICTED COMMON UNIT GRANTS

4.1 Time Vesting Grants. From time to time, the Committee may grant restricted Common Units to Grantees, in such amounts as it deems prudent and proper. Such restricted Common Units shall be granted, and the Common Units underlying such restricted Common Units shall be issued, in consideration of the performance of services and for no other consideration.

4.2 Forfeiture. A Grantee’s rights with respect to the restricted Common Units shall remain forfeitable at all times prior to the date on which the restrictions thereon shall have lapsed in accordance with the terms of the Plan and the applicable Agreement.

4.3 Vesting Schedule.  Restricted Common Unit grants made pursuant to Section 4.1 shall vest and become non-forfeitable, unless, subject to Section 5.7, otherwise determined by the Committee (at the time of Award, though in no case will the vesting schedule be shorter than twelve months from the date of grant, or otherwise), and the restrictions thereon shall lapse, (a) at a rate of 1/3 (one third) on the first anniversary of the grant date of the applicable Award, a second 1/3 (one third) on the second anniversary of the grant date of the applicable Award, and a final 1/3 (one third) on the third anniversary of the grant date of the applicable Award, provided that the Grantee is employed by the Partnership or one of its Affiliates on each such date (the “minimum vesting schedule”), or (b) by reason of death or Disability as set forth in Section 5.3.  Notwithstanding the provisions of the Plan, the Committee may grant Awards that are not subject to the minimum vesting schedule, provided that the aggregate number of restricted Common Units not subject to the minimum vesting schedule (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the restricted Common Units reserved for issuance in Section 3.4.

4.4 Other Grants. Notwithstanding anything else herein to the contrary but expressly subject to Sections 4.3 and 5.7, the Committee may grant restricted Common Units on such terms and conditions as it determines in its sole discretion, the terms and conditions of which shall be set forth in the applicable Agreement.

ARTICLE V

OTHER PROVISIONS APPLICABLE TO VESTING

5.1 Change of Control. Notwithstanding anything in this Plan to the contrary, upon a Change of Control, all restrictions contained in such Awards outstanding hereunder shall lapse immediately (unless otherwise set forth in the terms of the applicable Agreement) and all restricted Common Units subject to such Awards shall become fully vested and non-forfeitable Common Units, and will be distributed, as of the date of the Change of Control.

5.2 Forfeiture. Unless, subject to Section 5.7, otherwise provided in an Agreement, any and all restricted Common Units in respect of which the restrictions have not previously lapsed shall be forfeited (and automatically transferred to and reacquired by the Partnership at no cost to the Partnership and neither the Grantee nor any successors, heirs, assigns, or personal representatives of such Grantee shall thereafter have any further right or interest therein) upon the termination of the Grantee’s employment with the Partnership or one of its Affiliates for any reason; provided, however, that in the event that a Grantee’s employment by the Partnership or one of its Affiliates was terminated without Cause or by the Grantee for Good Reason, in either case, within six months prior to a Change of Control, no forfeiture of restricted Common Units shall be treated as occurring by reason of such termination and the restricted Common Units shall vest and become non-forfeitable Common Units, and will be distributed, as of the date of the Change of Control in accordance with Section 5.1. As a condition precedent for such vesting to occur when the Grantee terminated employment for Good Reason within six months prior to a Change of Control, prior to such termination the Grantee must have both (a) notified the Partnership’s Vice President of Human Resources (or if there be no such person, the then highest ranking member of the Partnership’s Human Resources Department) of the Good Reason event by certified mail or overnight courier within sixty days following the date of such event and (b) allowed a Cure Period following the date of such notice but the event was not rectified by the Partnership prior to the expiration of such Cure Period.

5.3 Disability or Death. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s active employment with the Partnership or one of its Affiliates terminates as a result of Disability, the restricted Common Units held by such Grantee on the date the Grantee’s eligibility for active health and welfare benefits terminates shall vest on the six month anniversary of the effective date of such active benefit termination and shall be distributed on the day following the date of vesting.  Upon executing one or more Agreements evidencing Awards hereunder, in the event of a distribution as a result of Disability, each Grantee agrees to remit to the Partnership or one of its Affiliates the employee portion of any applicable FICA taxes that inure to the issuance of Common Units under this provision.  The Partnership reserves the right to restrict access to Common Units distributed as a result of Disability until the Grantee has remitted all applicable FICA taxes to the Partnership and its Affiliates. Notwithstanding the provisions of Section 5.2, unless otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of death, all restricted Common Units held by such Grantee on the date of Grantee’s death shall vest on the six month anniversary of the effective date of such termination and shall be distributed to Grantee’s estate on the day following the date of vesting.

5.4 Retirement. Notwithstanding the provisions of Section 5.2, unless, subject to Section 5.7, otherwise provided in an Agreement, if a Grantee’s employment terminates as a result of Retirement, the restricted Common Units held by such Grantee which were awarded to Grantee more than twelve months prior to the effective date of such Retirement shall vest on the six month anniversary of the effective date of such Retirement and shall be distributed on the day following the date of vesting. Upon executing one or more Agreements evidencing Awards hereunder, each Grantee issued Common Units under this Section 5.4 agrees to remit to the Partnership or one of its Affiliates the employee portion of any applicable FICA taxes that inure to the issuance of such Common Units. The Partnership reserves the right to restrict access to Common Units distributed as a result of Retirement until the Grantee has remitted all applicable FICA taxes to the Partnership and its Affiliates.

5.5 Recycling of Forfeited Shares. Subject to the restrictions set forth in Rule 16b-3 of the Exchange Act, any Common Units forfeited hereunder may be, after any applicable six month period referenced in Section 5.2 has expired, the subject of another Award pursuant to this Plan.

5.6 Recoupment Policy. Notwithstanding anything in this Plan to the contrary, awards of restricted Common Units granted under the Plan shall be deemed “Incentive Compensation” covered by the terms of the Partnership’s Incentive Compensation Recoupment Policy (the “Policy”) adopted by the Board on April 25, 2007, as amended from time to time, which is incorporated herein by reference. In accordance with the Policy, in the event of a significant restatement of the Partnership’s published financial results and the Committee determines that fraud or intentional misconduct by a Grantee was a contributing factor to such restatement, then, in addition to other disciplinary action, the Committee may require cancellation of any unvested restricted Common Units granted under the Plan to that Grantee. This Section 5.6 shall be interpreted and administered in accordance with the Policy as in effect from time to time.

5.7 Limitation on Acceleration of Vesting.  Notwithstanding any other provision of this Plan or of any Agreement, no acceleration of the vesting of any restricted Common Units may occur, or be authorized by the Committee, prior to the twelve month anniversary of the effective date of the Award, except as otherwise expressly provided in the last sentence of Section 4.3, in Section 5.1 or in Section 5.3.

ARTICLE VI

DELIVERY OF UNITS, ETC.

6.1 Delivery of Common Units. Subject to Section 9.3, the Partnership shall deliver to the Grantee the applicable number of vested Common Units in book-entry form, free of all restrictions hereunder, on (a) the date of vesting of the restricted Common Units pursuant to Sections 4.3, 5.1 or 5.2, or (b) on the day following the date of vesting of the restricted Common Units pursuant to Sections 5.3 or 5.4.

6.2 Transferability. Until such time as restricted Common Units have vested and become non-forfeitable, and Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to transfer such restricted Common Units.

6.3 Rights of Grantees. Until such time as restricted Common Units have vested and become non-forfeitable, and Common Units in respect thereof have been delivered to the Grantee, a Grantee shall not be entitled to exercise any rights of a unitholder with respect thereto, including the right to vote such units and the right to receive allocations or distributions thereon.

ARTICLE VII

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

7.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of restricted Common Units or other units or securities with respect to which Awards may be granted under the Plan, (ii) the number of restricted Common Units or other units or securities which are subject to outstanding Awards granted under the Plan, and the purchase price thereof, if applicable.

7.2 If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to new, additional or different rights to acquire Common Units or other securities, such new, additional or different rights or securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the restricted Common Units subject to the Award prior to such Change in Capitalization, unless determined otherwise by the Committee.

ARTICLE VIII

TERMINATION AND AMENDMENT OF THE PLAN

The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter, but such termination shall not impair or adversely affect any Awards theretofore granted under the Plan, which Awards shall continue in effect in accordance with the terms and conditions of this Plan and of the applicable Agreement. The Committee may sooner terminate the Plan and the Committee may at any time and from time to time amend, terminate, modify or suspend the Plan or any Agreement provided, however, that no such amendment, modification, suspension or termination shall impair or adversely affect any Awards theretofore granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Common Units which he may have acquired through or as a result of the Plan. To the extent required under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or any other applicable law, rule or regulation, including, without limitation, any requirement of a securities exchange on which the Common Units are listed for trading, no amendment shall be effective unless approved by the Unitholders of the Partnership in accordance with applicable law, rule or regulation.

ARTICLE IX

MISCELLANEOUS

9.1 Non-Exclusivity of the Plan. The adoption of the Plan by the Committee shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Committee to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options to acquire Common Units, and such arrangements may be either applicable generally or only in specific cases.

9.2 Limitation of Liability. As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted an Award other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to the restricted Common Units except as specifically provided in the Plan or an Agreement;

(c)	limit in any way the right of the Partnership or any of its Affiliates to terminate the employment of any person at any time; or

(d)

be evidence of any agreement or understanding, express or implied, that the Partnership or any of its Affiliates will employ any person at any particular rate of compensation or for any particular period of time.

9.3 Regulations and Other Approvals; Governing Law. Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

Notwithstanding any other provisions of this Plan, the obligation of the Partnership to deliver the Common Units under the Plan shall, in each case, be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(a)

Except as otherwise provided in Article VIII hereof, the Committee may make such changes to the Plan or an Agreement as may be necessary or appropriate to comply with the rules and regulations of any government authority.

(b)

Each Award is subject to the requirement that, if at any time the Committee determines, in its sole and absolute discretion, that the listing, registration or qualification of the Common Units issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of the Common Units, no Awards shall be granted and no Common Units shall be issued, in whole or in part, unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)	Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition by the Grantee of the Common Units or any other securities acquired pursuant to the Plan is not covered by a then current registration statement under the Act or is not otherwise exempt from such registration, such Common Units shall be restricted against transfer to the extent required by the Act and Rule 144 or other regulations thereunder. The Committee may require any Grantee receiving Common Units pursuant to an Award, as a condition precedent to receipt of such Common Units, to represent and warrant to the Partnership in writing that the Common Units acquired by such Grantee are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Act or the rules and regulations promulgated thereunder. The book entry units evidencing any of such Common Units shall be appropriately legended to reflect their status as restricted securities as aforesaid.

(d)

Although the Partnership makes no guarantee with respect to the tax treatment of distributions hereunder, this Plan is intended to comply with Section 409A of the Code. This Plan and any Agreement shall be interpreted and administered in a manner so that any amount or benefit payable shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and the regulations and rulings promulgated thereunder. Notwithstanding anything in the Plan or in any Agreement to the contrary, the Committee may amend the Plan on an Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Agreement to Section 409A of the Code (and the administrative regulations and rulings promulgated thereunder). By accepting an Award under this Plan, a Grantee agrees to any amendment made pursuant to this Section 9.3(d) to any Agreement granted under the Plan without further consideration or action.

9.4 Withholding of Taxes. At such times as a Grantee recognizes taxable income in connection with the rights to acquire Common Units granted hereunder (a “Taxable Event”), the Grantee shall pay, or agree to pay, to the Partnership an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Partnership in connection with the Taxable Event (the “Withholding Taxes”) prior to the issuance of such Common Units. The Partnership shall have the right to deduct from any payment of cash to a Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Partnership, the Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Common Units then issuable to him having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of a Grantee who may be subject to liability under Section 16(b) of the Exchange Act, such withholding is done in accordance with any applicable Rule under Section 16(b) of the Exchange Act. Common Units withheld from Grantees under the provisions of this Plan for Withholding Taxes purposes shall be deemed extinguished and unavailable for reissuance.

9.5 Interpretation. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such rule shall be inoperative and shall not affect the validity of the Plan. Whenever the context requires, the words used herein shall include the masculine and feminine gender, and the singular and the plural.

9.6 Effective Date. The effective date of the Plan shall be the Effective Date. The effectiveness of the Plan is subject to approval of the Plan prior to the Effective Date by the limited partners of the Partnership.

Suburban Propane®

VOTE

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Your vote matters – here's how to vote!

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2021 Tri-Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Supervisors

	For	Withhold		For	Withhold		For	Withhold
01 - Matthew J. Chanin	☐	☐	02 - Harold R. Logan, Jr.	☐	☐	03 - Jane Swift	☐	☐
04 - Lawrence C. Caldwell	☐	☐	05 - Terence J. Connors	☐	☐	06 - William M. Landuyt	☐	☐
07 - Michael A. Stivala	☐	☐						

	For	Against	Abstain
2. Proposal to ratify independent registered public accounting firm for 2021 fiscal year.	☐	☐	☐
4. Say on Pay - An advisory vote on the approval of executive compensation.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Proxy — Suburban Propane Partners, L.P.

Notice of 2021 Tri-Annual Meeting of Unitholders

Proxy Solicited by Board of Supervisors for Tri-Annual Meeting of Unitholders – May 18, 2021, 10:00 AM Eastern Time

Bryon L. Koepke and Michael A. Kuglin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the common units of the undersigned, with all the powers which the undersigned would possess if personally present, on the matters shown on the reverse side and on any other matters that may properly come before the Tri-Annual Meeting of Unitholders of Suburban Propane Partners, L.P. to be held on May 18, 2021 or at any continuation, postponement or adjournment thereof. By signing this proxy, the undersigned revokes all prior proxies.

Common units represented by this proxy will be voted as directed by the Unitholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

The Proxies are also authorized to vote, in their discretion, upon such other business as may properly come before the meeting or at any continuation, postponement or adjournment thereof.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐